Filed under Rule 424(b)(3)

 Registration No.: 333-152272

PROSPECTUS SUPPLEMENT NO. 1 DATED MARCH 23, 2009

TO PROSPECTUS DATED AUGUST 12, 2008

Prospectus

China Pharma Holdings, Inc.

6,450,000 Shares of Common Stock

This Prospectus Supplement No. 1 supplements and amends the prospectus dated August 12, 2008, which we refer to as the Prospectus. This prospectus relates to the offer for sale of up to 6,450,000 shares of our common stock by certain existing holders of the securities, referred to as Selling Security Holders.

On March 17, 2009, we filed with the Securities and Exchange Commission our Annual Report on Form 10-K for the year ended December 31, 2008. A copy of such Annual Report on Form 10-K is attached to and constitutes an integral part of this Prospectus Supplement No. 1.

This Prospectus Supplement No. 1 should be read in conjunction with the Prospectus, which is to be delivered with this Prospectus Supplement No. 1. This Prospectus Supplement No. 1 is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 1 supersedes the information contained in the Prospectus.

In reviewing the Prospectus and this Prospectus Supplement No. 1, you should carefully consider the risks under “Risk Factors” beginning on page 7 of the Prospectus, dated August 12, 2008, as updated by the risk factors discussed in Item 1A of Part I of the Form 10-K attached hereto.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this Prospectus Supplement No. 1 is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 1 is March 23, 2009.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 10-K

(Mark one)

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended: December 31, 2008

☐ TRANSITION REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______________ to _____________

Commission file number: 000-29523

China Pharma Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	73-1564807
(State or other jurisdiction	(I.R.S. Employer I.D. No.)
incorporation or organization)

2nd Floor, No. 17, Jinpan Road, Haikou, Hainan Province, China 570216
(Address of principal executive offices, including Zip Code)

0086-898-66811730 (China)
(Registrant’s telephone number)

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered under Section 12(g) of the Exchange Act:

Common stock, $0.001 par value

--------------------------------------------------------------------------------

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

The issuer's revenue for the fiscal year ended December 31, 2008 was $50,968,660.

The number of shares and aggregate market value of common stock held by non-affiliates as of the last business day of the registrant’s most recently completed  fiscal year was 16,393,149 and $33,380,340, respectively. Shares of common stock held by any executive officer or director of the issuer and any person who beneficially owns 5% or more of the outstanding common stock have been excluded from this computation because such persons may be deemed to be affiliates. This determination of affiliate status is not a conclusive determination for other purpose.

As of March 12, 2009 there were 42,278,938 shares of Common Stock issued and outstanding.

DOCUMENT INCORPORATED BY REFERENCE: None.

China Pharma Holdings, Inc.

PART I

Certain statements in this Form 10-K constitute "forward-looking statements." These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The forward-looking statements in this Form 10-K are identified by words such as "believes", "anticipates", "expects", "intends", "may", "will", "estimate", "continue" and other similar expressions regarding our intent, belief and current expectations. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances and statements made in the future tense are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements as a result of various factors, many of which are beyond our control. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances occurring subsequent to the filing of this Form 10-K with the Securities and Exchange Commission. Readers are urged to carefully review and consider the various disclosures made by us in this Form 10-K, including those set forth under "Risk Factors".

Item 1. Business

Overview

China Pharma Holdings, Inc. (formerly, TS Electronics, Inc. and prior thereto, Softstone, Inc.) was incorporated on January 28, 1999, pursuant to the provisions of the General Corporation Act of the State of Delaware. On May 31, 1999, we merged with Soft Stone Building Products, Inc., an Oklahoma corporation that was a predecessor to our Company’s business. Our initial business operations were conducted at 620 Dallas Drive, Denton TX, 76205. On February 1, 2000, we moved our offices and facilities to Ardmore, OK. In June 2002, we moved our office facilities to Pottsboro, TX. On August 13, 2003, we changed our name to TS Electronics, Inc. On March 15, 2006, we changed our name from TS Electronics, Inc. to China Pharma Holdings, Inc.

Our focus initially was solely on realizing the commercial benefits of a process developed and patented by our first president, Frederick Parker. This process converted waste tires into useful products. We were not successful in promoting this business, wrote off all assets associated with the business and shifted our attention to the commercial possibilities of a then, newly discovered devulcanization process to which we acquired a 5.5 year exclusive license for the Western Hemisphere. In addition, we entered into the business of importing hard-to-find and specialty crumb rubber. We were also not successful in these endeavors and have abandoned all efforts regarding these pursuits.

Effective August 11, 2004, the Company entered into a Stock Exchange Agreement with Hou Xiao, the sole stockholder of China ESCO Holdings Limited (“China ESCO”), a company organized in the Hong Kong Special Administration Region in the People’s Republic of China (the “PRC”) and its wholly owned operating subsidiary, AsiaNet PE Systems Limited. China ESCO was engaged in the development and manufacturing of electrical energy saving systems and products in the PRC.

The consummation of the transaction with China ESCO was subject to a number of conditions, including receipt by us of financial statements of China ESCO as required under applicable regulations, and satisfaction of all applicable regulatory requirements. In January 2005, we declared China ESCO to be in material breach of the agreement and rescinded the agreement.

Effective February 8, 2005, we executed a Letter of Intent with Osage Energy Company, LLC (“Osage”) whereby Osage would acquire 90% of the equity interests of the Company. This transaction was never consummated by the parties. The Company had no operations or significant assets from the quarter ended December 31, 2004 until May 2005.

On May 11, 2005, we sold to Halter Financial Group, Inc., in a private placement, 1,875,045 shares of common stock at a purchase price of $0.1066641 per share, pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”). The private placement was exempt from the registration requirements of the Securities Act, in reliance upon Section 4(2) thereunder. As a result of the purchase, Halter Financial Group, Inc. became our controlling stockholder, owning approximately 75% of our issued and outstanding shares of common stock.

Immediately subsequent to, and as a result of, the closing of the transactions contemplated by the Purchase Agreement, Gene F. Boyd, Keith P. Boyd, Fredrick W. Parker and Leo G. Templer resigned as officers and directors, as applicable, of the Company. Timothy P. Halter was concurrently appointed as a member of the Board of Directors, and Mr. Halter was elected as President, Chief Accounting Officer and Secretary of the Company.

On October 19, 2005 we entered into a Securities Exchange Agreement (the “Exchange Agreement”) with Onny Investment Limited, a British Virgin Islands company, and its original stockholders pursuant to which we acquired all of the issued and outstanding shares of Onny from said stockholders in exchange for 27,499,940 shares of our common stock. Upon the closing of the exchange transaction (the “Exchange Transaction”), Onny became the wholly owned subsidiary of our Company. The Exchange Agreement also provides that, upon the effectiveness of an amendment to the Company’s Certificate of Incorporation to increase its authorized capital stock, the Company shall issue to Heung Mei Tsui, the principal stockholder of Onny, an additional 4,723,056 shares of common stock (the “Post Closing Shares”) to which she would otherwise have been entitled if the Company had enough authorized shares as of the closing of the Exchange Transaction.

Immediately prior to the closing of the Exchange Transaction, Onny completed a private placement (the “Onny Offering”) of its convertible preferred stock to 46 accredited investors. The Onny Offering raised gross proceeds of $5,000,000. Additionally, immediately prior to the Exchange Transaction, participants in the Onny Offering exchanged their preferred shares for an aggregate of 10,000 shares of Onny’s common stock. Participants in the Onny Offering then participated in the Exchange Transaction by exchanging such 10,000 shares of common stock for 6,944,619 shares of our common stock.

On March 15, 2006, the Company amended its Certificate of Incorporation to increase its authorized capital stock from 30,000,000 to 60,000,000 shares and filed the Information Statement in accordance with Section 14 of the Exchange Act. On May 16, 2006, the Company issued to Heung Mei Tsui an additional 4,723,056 shares of common stock as provided in the Exchange Agreement. Upon the issuance of the Post Closing Shares, Ms. Tsui holds 25,278,385 shares or approximately 72.8% of the issued and outstanding common stock of the Company.

On July 24, 2006, Zhilin Li, Heung Mei Tsui and the Company entered into that certain Stock Transfer Agreement, as amended on November 24, 2006, pursuant to which Heung Mei Tsui transferred 10,000,000 shares of her personal holdings of the Company’s common stock to Zhilin Li in exchange for a sublicense to a patent held by a third party, which is licensed to Ms. Li. After the aforementioned stock transfer, Ms. Tsui holds 15,278,385 shares or 44.0% of the total outstanding shares of our common stock. Ms. Li holds 10,000,000 shares or 28.8% of the total outstanding shares of our common stock.

On February 1, 2007, we completed an offering pursuant to a Subscription and Registration Rights Agreement (“Agreement”) with 17 accredited investors in connection with a private placement of 2,505,882 shares of the Company's common stock at $1.7 per share (“2007 Private Placement”). Pursuant to the Agreement, the Investors also received three-year warrants to purchase an aggregate of 1,252,941 shares of Company's common stock at $2.38 per share. Pursuant to the transaction on February 1, 2007, we received the subscription proceeds in the aggregate amount of $4,259,900. The net proceeds, after deduction of related offering expenses of $ 462,717, amounted to $3,797,183. In December 2007, the Company received proceeds of $119,000 upon the exercise of warrants to purchase 50,000 shares of common stock. The remaining warrants issued in conjunction with the offering to buy 1,202,941 shares of common stock have not been exercised at December 31, 2007 or 2008.

On September 27, 2007, Heung Mei Tsui and the Company entered into four Stock Transfer Agreements with Chipiu Wong, Ruofeng Xu, Yao Huang and Jian Yang respectively, pursuant to which, Heung Mei Tsui transferred in aggregate 4,465,734 shares of the Company's common stock at the price of $1.52 per share to the four individuals. After the aforementioned stock transfer, Ms. Tsui holds 10,812,651 shares or 29.0% of the total outstanding shares of our common stock.

In May 2008, the Company completed an offering of units priced at $2.00 per unit consisting of one share of the Company’s common stock and a warrant to purchase one-quarter of a share of the Company’s common stock with an exercise price of $2.80 per share (“2008 Private Placement”). The Company issued an aggregate of 5,000,000 shares of common stock and issued three-year warrants to purchase an aggregate of 1,250,000 shares of Company's common stock to 17 accredited investors. We received the subscription proceeds in the aggregate amount of $10,000,000. The net proceeds, after deduction of related offering expenses of $ 731,061.70, amounted to $ 9,268,938.30. In addition, the placement agent in the transaction was issued three-year warrants to purchase 300,000 shares of common stock at an exercise price of $2.98 per share.

On June 24, 2008, the Company issued to FirsTrust Group, Inc. three-year warrants to purchase 75,000 shares of the Company’s common stock at $2.80 per share and three-year warrants to purchase 75,000 shares of the Company’s common stock at $3.60 per share. The Company issued the above warrants as equity compensation under the Consulting Agreement and the Supplementary Agreement entered into between the Company and FirsTrust China Ltd. (the wholly-owned subsidiary of FirsTrust Group, Inc.).

On the same date, the Company issued to Hayden Communications International, Inc. three-year warrants to purchase 25,000 shares of the Company’s common stock at $3.00 per share and three-year warrants to purchase 25,000 shares of the Company’s common stock at $3.50 per share. The Company issued the above warrants as equity compensation under the Investor Relations Consulting Agreement entered into between the Company and Hayden Communications International, Inc.

On December 24, 2008, the Company issued to Hayden Communications International, Inc. three-year warrants to purchase 8,333 shares of the Company's common stock at $3.0 per share and three-year warrants to purchase 8,333 shares of the Company's common stock at $3.5 per share. The Company issued these warrants as part of the equity compensation under the Investor Relations Consulting Agreement, which was terminated by the Company in August 2008.

Onny

Onny Investment Limited (“Onny”) was incorporated on January 12, 2005 under the laws of the British Virgin Islands. At the time of its incorporation, Onny’s authorized capital was $50,000 and there were 50,000 shares of one class and one series of capital stock, $1.00 par value, issued and outstanding. Heung Mei Tsui was, at the time of incorporation, the sole stockholder and director of Onny. On August 18, 2005, Onny increased its authorized capital to $5,000,000 divided into 40,000 ordinary shares of capital stock, $100.00 par value, and 10,000 preferred shares, $100.00 par value. As of the date of this Form 10-K, there are 39,700 ordinary shares issued and outstanding, all of which are held by the Company. No preferred shares of Onny are currently issued and outstanding.

On May 25, 2005, Onny acquired all the equity interests in Hainan Helpson Medical & Biotechnology Co., Ltd. in exchange for the assumption of obligations to make cash payments to the Helpson shareholders in the form of common stock dividends from Helpson of $4,154,041, the assumption of $4,646,409 of other liabilities and the issuance of non-interest bearing promissory notes totaling $3,413,265 payable three months after Helpson obtains a business license in the PRC as a wholly foreign owned entity. Effective as of June 21, 2005, Onny became the sole stockholder of Helpson, and Helpson became a wholly foreign-owned enterprise as defined by PRC law.

On October 19, 2005, Onny completed the Onny Offering. Under the terms of the Onny Offering, Heung Mei Tsui agreed to escrow 6,944,611 shares of the Company’s common stock that she received as a result of the Exchange Transaction. These shares represent 20% of the Company’s issued and outstanding common stock immediately following the closing of the Exchange Transaction (the “Make Good Shares”), so that in the event that actual net income set forth in the consolidated financial statements of the Company for the fiscal year ending December 31, 2006 (“NI”) does not reflect $8 million of net income (the “Guaranteed NI”), the Make Good Shares can be distributed on a pro rata basis to the participants of the Onny Offering in accordance with the following formula:

Make Good Shares = ((Guaranteed NI - NI) / $8m) X Make Good Pool

If required, the Make Good Shares will be delivered to participants in the Onny Offering within ten (10) business days of the date the audit report for the period is filed with the SEC.

Additionally, in connection with the Onny Offering, Heung Mei Tsui escrowed 277,785 shares of the Company’s common stock that she received as a result of the Exchange Transaction, which shares represent 0.8% of the Company’s issued and outstanding common stock immediately following the closing of the Exchange Transaction (the “HFG Make Good Pool”), so that in the event the Company does not achieve the Guaranteed NI, the HFG Make Good Shares will be distributed to HFG International, Limited, an affiliate of Halter Financial Group, Inc., in accordance with the following formula:

HFG Make Good Shares = ((Guaranteed NI - NI) / $8m) X HFG Make Good Pool

If required, the HFG Make Good Shares will be delivered within ten (10) business days of the date the audit report for the period is filed with the SEC.

According to the audited consolidated financial statement of the Company for the fiscal year ending December 31, 2006, the net income was $8,587,086 which is more than the Guaranteed NI. Therefore, 7,222,396 shares of the Company’s common stock which was escrowed shall be reverted back to Heung Mei Tsui. As of the date of this report, Heung Mei Tsui holds 10,812,651 shares or 25.57% of the total outstanding shares of our common stock.

Helpson

Hainan Helpson Medical & Biotechnology Co., Ltd. (“Helpson”) is a foreign-invested enterprise established in Haikou, Hainan Province, PRC on February 25, 1993. Initially, its name was Hainan Fulin Biomedical Co., Ltd., which was changed to “Helpson” in 1999. The company was originally an “equity joint venture” as defined by China’s laws on foreign invested enterprises. The two joint venturers were Haikou Biomedical Engineering Co., Ltd. (“Haikou Biomedical”), a PRC company, and Hong Kong Fudao Development Co., Ltd. (“Fudao”), a Hong Kong company. Haikou Biomedical invested RMB 2,100,000 for a 70% share of Helpson, and Fudao invested $150,000 for a 30% share of Helpson.

On June 16, 2001, Fudao entered into an Equity Interest Transfer Agreement with Hainan Kaidi Science and Technology Co., Ltd., a PRC company (“Kaidi”). In accordance with the Equity Interest Transfer Agreement, Fudao transferred all of its 30% capital contribution in Helpson to Kaidi in consideration of RMB 2,780,000. As a result of the transfer, Haikou Biomedical continued to hold a 70% equity interest in Helpson, while Kaidi had a 30% equity interest in Helpson. Therefore, Helpson became a PRC domestic company, rather than a foreign-invested company.

Effective on December 26, 2003, Helpson issued new capital stock to Chengdu Huineng Biomedical Co., Ltd. (“Chengdu Bio”) and Chongqing Chemical Medicine Holding Group (“Chongqing Chemical”). Chengdu Bio contributed RMB 3,000,000 for a 10.71% equity interest in Helpson and an additional RMB 3,000,000 for Helpson’s capital common reserve fund, and Chongqing Chemical contributed RMB 5,000,000 for a 17.86% equity interest in Helpson and an additional RMB 5,000,000 for Helpson’s capital common reserve fund. After the issuance of shares, Helpson had four equity holders: Haikou Biomedical, holding 50% equity interest; Kaidi, holding 21.43% equity interest; Chengdu Bio, holding 10.71% equity interest; and Chongqing Chemical, holding 17.86% equity interest.

On March 8, 2005, Chongqing Chemical entered into an equity interest transfer agreement with Haikou Biomedical to transfer all of its equity interest in Helpson to Haikou Biomedical. Upon completion of the transfer, there remained only three equity holders of Helpson: Haikou Biomedical, holding 67.86% equity interest; Kaidi, holding 21.43% equity interest, and Chengdu Bio, holding 10.71% equity interest.

As set forth above, on May 25, 2005, Haikou Biomedical, Kaidi and Chengdu Bio entered into an equity interest transfer agreement with Onny to transfer all their equity interests in Helpson to Onny. Effective as of June 21, 2005, Onny became the sole stockholder of Helpson, and Helpson became a wholly foreign-owned enterprise as defined by PRC law.

Upon the closing of the Exchange Transaction on October 19, 2005, we acquired all of the issued and outstanding shares of Onny in exchange for 27,499,940 shares of our common stock and became Onny’s sole stockholder. As a result, as of October 19, 2005, Helpson became our wholly owned subsidiary.

As of July 4, 2006, Helpson increased its registered capital from RMB 28,000,000 to RMB 60,000,000 and changed its registered address from Unit 8, D Area, Office Hall, Haikou Bonded Zone, Haikou, Hainan Province, China to C09-2, Haikou Bonded Zone, Haikou, Hainan Province, PRC.

Helpson positions itself as a specialty pharmaceutical company with rapidly growing profit that develops, manufactures, and markets treatments for a wide range of high incidence and high mortality conditions in China, including cardio and cerebrovascular diseases, Central Nervous System (CNS) disease, infectious disease, and hepatitis. The Company's cost-effective, high margin business model is driven by market demand and supported by 8 scalable GMP-certified production lines covering the major dosage forms. In addition, the Company has a broad and expanding distribution network across 30 Chinese provinces, municipalities and autonomous regions and possesses a strong R&D platform from numerous well-established collaborations with prestigious universities.

Principal Products and Services

Helpson's primary business is the manufacturing, marketing and sales of pharmaceuticals and nutritional supplements. Helpson manufactures and markets products in three major categories: biochemical products, health products and cosmetics.

At present, Helpson is manufacturing or ready to manufacture a total of 18 kinds of pharmaceutical products. We received new medicine certifications for the following six kinds of medicines:

Naproxen Sodium and Pseudophedrine Hydrochloride Sustained Release Tablets: to temporarily relieve cold, sinus and flu symptoms, blocked nose caused by anaphylaxis rhinitis, runny nose, fever, sore throat, symptoms of myalgia in the limbs and pain around the joints.

Bumetanide for Injection: a diuretics drug used for the treatment of various edema diseases (including those associated with heart failure, hepatic cirrhosis, nephropathy, and pulmonary edema and etc.), hypertension, and for the treatment and prevention of acute renal f ailure, hyperkalemia, hypercalcemia and for the rescue of acute drug poisoning.

Buflomedil Hydrochloride: used for the treatment of peripheral blood vessel diseases, including intermission claudication, renaud syndrome and blood vessel convulsion.

Cefaclor Dispersible T ablets: a cephalosporin antibiotic drug used for the treatment of tympanitis, lower respiratory tract infection, urinary tract infections (UTI) and skin/skin tissue infection.

Roxithromycin Dispersible Tablet: a macrolide antibiotic used for the treatment of pharyngitis and tonsillitis caused by Streptococcus pyogenes; sinusitis, tympanitis, acute and chronic bronchitis caused by acute bacteria, Mycoplasma pneumonia and Chlamydia pneumoniae; urethritis and cervical infection caused by Chlamydia trachomatis (CT); skin soft tissue infection caused by sensitive bacteria.

Clarithromycin Granules and Capsules: a macrolide antibiotic drug for the treatment of nasopharynx infection, lower respiratory tract infection, skin tissue infection, acute tympanitis and mycoplasma pneumonia caused by clarithromycin susceptible organisms; urethritis and cervical infection caused by chlamydia trachomatis (CT); and the treatment of legionella infection, mycobacterium avium complex (MAC) infection and helicobacter pylori infection.

Helpson is manufacturing the following medicines in addition to the medicines listed above:

Gastrodin Injection: used in case of the following symptoms: tiredness, loss of concentration, poor sleep, (the “declined spirit” syndrome), and for traumatic syndromes of the brain; vertigo; neuralgia; headaches etc.

Hepatocyte Growth-promoting Factor for Injection: used to treat serious viral hepatitis symptoms caused by various viral hepatitis types (acute, subnormal temperature, chronic serious disease early or middle period of hepatitis)

Propylgallate for Injection: used for preventing and treating cerebral thrombosis, coronary heart disease, and complication after the surgery-thrombus deep phlebitis, etc.

Ozagrel Sodium for Injection: used to treat acute thrombus brain infarction and brain sport obstacle infarction.

Alginic Sodium Diester Injection: used in ischemic heart disease, cerebrovascular diseases (cerebral thrombosis, cerebral embolism, coronary heart disease, etc.) and high lipoprotein blood disease.

Granisetron Hydrochloride Injection: indicated to reduce the symptom of nausea and vomiting caused by radiotherapy and chemotherapy during the treatment of malignant tumors.

Cerebroprotein Hydroloysate Injection: indicated for the treatment of memory decline and attention deficit disorder (ADD) caused by the sequela of craniocerebral trauma and cerebrovascular diseases.

Anhydroandrographolide: used for clearing away heat and detoxify, as an antibacterial and to diminish inflammation; used in upper respiratory infection, bacillary diarrhea.

Vitamin B6 for Injection: vitamin supplement.

Thymopolypetides Injection: used for treating various primary or recurring T cell defective diseases, autoimmune diseases, to assist in the treatment of diseases and tumors of various cells with reduced immunological function.

Cefalexin Capsules: suitable for acute tonsillitis caused by sensitive fungi, airway infections, such as pharyngitis, otitis media, nasal sinusitis, bronchitis; pneumonia, respiratory tract infection, urinary tract infections and skin soft tissue infections etc.

In addition, Helpson’s products include a Recombined Human Fibroblast Growth Factor (rhaFGF), which is used as a raw material for cosmetics and has the function of wound repairing, including damages caused by ultraviolate ray, acne, analeptic organized by the skin, or citric acid.

Helpson also possessed official documents on drug registration for Tiopronin Enteric-Coated Capsules and Compound Ammonium Glycyrrhetate S for Injection issued by China's State Food and Drug Administration on December 19, 2008 and June 6, 2008 respectively.

Due to the nature of the biotechnology and pharmaceutical industries, Helpson continually strives to change its product portfolio to respond to changes in market demand. Helpson also plans to expand its biotechnology product series. Based on the foundation established by some of Helpson's widely recognized medicine labels such as Pusen OK, Buflomedil and Alginic Sodium Diester, Helpson has launched and will continue to launch a variety of biological medicine.

Helpson adjusts the delivery system and marketing for each of its products based on the product's target patient group. Maintaining a variety of delivery systems (e.g. tablet, injection, powder, etc.) targeting at different groups enhances Helpson's competitive position in the market. Helpson's present types of delivery include tablet, capsule, granule, injectable, dry powder,

Principal Markets

The principal markets of Helpson lie within China. With approximately one-fifth of the world’s population and a fast-growing gross domestic product, China presents significant potential for the pharmaceutical industry. According to the Freedonia Group, pharmaceutical demand in China reached RMB198.0 billion ($25.4 billion) in 2005, representing a growth of 12.1% annually since 2000. The Freedonia Group expects the total pharmaceutical expenditure in China to grow at 13.6% annually between 2005 and 2010. Such growth rate is significantly higher as compared to the rest of the world, where growth of the pharmaceutical industry is projected to be at a compound annual growth rate of 5.0% to 8.0% between 2004 and 2009 according to IMS Health. According to IMS forecasts, China will become the seventh largest pharmaceutical market in the world in 2009 and the second largest in 2020, with a market capacity of US$220 billion.

The growth is driven by increased income levels, overall improvement of life quality and the consumer’s desire for improved healthcare. In addition, the broader coverage of healthcare and the increasing aging population contribute to the increased demand for pharmaceutical products. Increased healthcare spending by the Chinese government to reform the healthcare system has already greatly improved the accessibility to and desire for medical care. The Chinese government’s increased spending on the rural market is another driving force of our future development.

Distribution

As of December 31, 2008, Helpson's products were sold in more than 30 provinces, municipalities and autonomous regions. Helpson has 16 sales offices, 110 sales personnels and approximately 1250 proxy agents throughout China.

Industry Background and Competition

The pharmaceutical industry's primary categories include chemical medicine, traditional Chinese medicinal material, traditional Chinese medicinal film, prepared Chinese herbal medicine, antibiotics, biological products, biological medicine, radioactive medicine, medical appliances, sanitation materials, pharmaceutical machinery, medical packaging and trading.

Competition in the pharmaceutical industry is reduced by barriers to entry. A company wishing to enter into the industry must comply with the standards and regulations set forth by the government. In the PRC, the State Food and Drug Administration of China (the “SFDA”) is the authority that monitors and supervises the administration of the pharmaceutical industry including pharmaceutical products, medical appliances, and equipment. Pharmaceutical manufacturing enterprises must obtain a Pharmaceutical Manufacturing Enterprise Permit issued by the relevant pharmaceutical administrative authorities and relevant health departments at the provincial level where the enterprise is located. Furthermore, all pharmaceutical products produced in the PRC, with the exception of Chinese herbal medicines in soluble form, must bear a registered number approved by the appropriate governmental authorities in the PRC. Lastly, in accordance with the World Health Organization, the PRC now requires compliance with GMP standards in pharmaceutical production in order to minimize the risks involved in any pharmaceutical production that cannot be eliminated through testing final products. As the regulatory approval process becomes more stringent, it also increases the barriers to entering the market.

Due to the variety of consumer demands within the pharmaceutical market, pharmaceutical companies have relatively dispersed product lines. We have identified, however, two primary strategies we must adopt in order to stay competitive. In expanding market share of common traditional medicine, we must take advantage of 1) our large manufacturing scale and reasonable cost control mechanisms, and 2) our strong sales network.

Intellectual Property

Helpson owns the following 17 registered trademarks: Funalin, Fukexing, Beisha, Shiduotai, Xinuo, Pusenlitai, Pusenouke, Shuchang, Shenkaineng, an AFGF logo, an HPS logo, two HELPSON logos, as well as four other logos. The registration numbers of the 17 registered trademarks are as follows: No.1280259, No.1500459, No.1511770, No.1535416, No.1537828, No.1535420, No.1272792, No.1272759, No.1272760, No.1330294, No.1327731, No.1330295, No.1476339 and No.3993785, No. 4074317, No.4074321 and No. 4315247.

Employees

As of December 31, 2008, Helpson had 196 regular employees and 17 temporary workers.  Helpson was also aided by the efforts of a 110 member outside sales and marketing team.

Item 1A. Risk Factors

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE MAY NEED TO RAISE ADDITIONAL CAPITAL WITHIN THE NEXT TWELVE MONTHS TO FUND OUR OPERATIONS AND FAILURE TO RAISE ADDITIONAL CAPITAL MAY FORCE US TO DELAY, REDUCE, OR ELMINATE OUR PRODUCT DEVELOPMENT PROGRAMS

Due to the large amount of funds required for research and development and the subsequent marketing of products, the pharmaceutical industry is very capital intensive. The industry is characterized by large and slow receivable turnovers, which signifies that we will need more working capital as our revenues increase. We have traditionally been committed to biomedical R&D, and are now developing traditional chemical medicines within specific market segments such as those of anti-flu and anti-infection. It is likely that we will need to raise additional capital within the next twelve months. Additional capital may be needed for the development of new products or product lines, financing of general and administrative expenses, licensing or acquisition of additional technologies, and marketing of new or existing products. There are no assurances that we will be able to raise the appropriate amount of capital needed for our future operations. Failure to obtain funding when needed may force us to delay, reduce, or eliminate our product development programs and have a material adverse effect on our profitability.

ADVERSE ECONOMIC CONDITIONS MAY HARM OUR BUSINESS

In 2008, general worldwide economic conditions declined due to sequential effects of the sub prime lending crisis, general credit market crisis, collateral effects on the finance and banking industries, concerns about inflation, slower economic activity, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns. This global economic downturn poses a risk as consumers and businesses may postpone spending, or seek new ways to eliminate spending, in response to these uncertain and challenging economic conditions. In addition, there could be a number of follow-on effects including foreign currency exchange rate fluctuations, insolvency of key suppliers and customer insolvencies. We cannot predict the timing or duration of any economic slowdown or recession or the timing or strength of a subsequent recovery, worldwide, or in the specific markets we serve. If the markets for our products significantly deteriorate due to these economic effects, our business, financial condition and results of operations may be materially and adversely affected.

WE RELY ON A FEW SUPPLIERS AND ANY DISRUPTION WITH OUR SUPPLIERS COULD DELAY PRODUCT SHIPMENTS AND MATERIALLY ADVERSELY AFFECT OUR BUSINESS OPERATIONS AND PROFITABILITY

We have developed relationships with a single or limited number of suppliers for materials that are otherwise generally available. Purchases from our three largest suppliers, Hainan Xinxin Biotechnology Co., Ltd., Anhui Fuyang Xinte Pharmaceutical Company and Sichuan Chengxin Pharmaceutical Company as of December 31, 2008, accounted for approximately 27.15%, 25.84% and 19.48% respectively of the total purchases of Helpson. Although we believe that alternative suppliers are available to supply materials, should either of these suppliers terminate their business arrangements with us or increase their prices of materials supplied, it could delay product shipments and materially adversely affect our business operations and profitability.

IF ALL OR A SIGNIFICANT PORTION OF OUR TRADE RECIEVABLES ARE NOT COLLECTED OR COLLECTION IS DELAYED, OUR NET INCOME WILL DECREASE AND OUR PROFITABILITY WILL BE MATERIALLY ADVERSELY AFFECTED

Our Company had trade receivables, net of allowance for doubtful accounts, of approximately $18,572,976 ($2,440,852 for doubtful accounts) and $36,008,095 ($4,474,175 for doubtful accounts) as of December 31, 2007 and 2008, respectively.

It is usual commercial practice that certain customers may repay their debts beyond credit periods granted or may repay slowly when transaction volume increases. There is no assurance that our trade receivables will be fully repaid on a timely basis. The percentage of a trade receivable that is deemed doubtful is as follows: 100% after 720 days; 50% after 360 days; and 7.5% up to 360 days.

If all or a significant portion of our customers with trade receivables fail to pay all or part of the trade receivables or delay the payment due to us for whatever reason, our net profit will decrease and our profitability will be materially adversely affected.

WE MAY UNDERTAKE ACQUISITIONS IN THE FUTURE, AND ANY DIFFICULTIES IN INTEGRATING THESE ACQUISITIONS MAY DAMAGE OUR PROFITABILITY

In the future, we may acquire additional businesses or products that complement our existing business and expand our business scale. The integration of new businesses and products may prove to be an expensive and time consuming procedure. We can offer no assurance that we will be able to successfully integrate the newly acquired businesses and products or operate the acquired business in a profitable manner. Failure to locate an appropriate acquisition target or failure to successfully integrate and operate acquired businesses and products may materially adversely impact our operations and profits.

THE FAILURE TO MANAGE GROWTH EFFECTIVELY COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OUR OPERATIONS

The rapid market growth of our pharmaceutical products may require our Company to expand our employee base for managerial, operational, financial, and other purposes. As of December 31, 2008, we had 196 regular employees. The continued future growth will impose significant responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees. Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we need increased liquidity to finance the purchases of raw materials and supplies, research and development of new products, acquisition of new businesses and technologies, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and control. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on the Company’s profitability.

WE ARE DEPENDENT ON CERTAIN KEY PERSONNEL AND LOSS OF THESE KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FIANANCIAL CONDITION AND RESULTS OF OPERATIONS

Our Company’s success is, to a certain extent, attributable to the management, sales and marketing, and pharmaceutical factory operational expertise of key personnel. Zhilin Li, Heqi Cai, and Yao Huang perform key functions in the operation of our Company. Ms. Li entered into an Employment Agreement with Helpson, which provides that she shall act as its CEO. The term of her Employment Agreement is from July 1, 2005, to June 30, 2010. Mr. Cai entered into an Employment Agreement with Helpson to act as its Director of Development Department for a term from July 1, 2005, to June 30, 2010. Ms. Huang entered into an Employment Agreement with

Helpson to act as its Head of Pharmaceutical Plant for a term from July 1, 2005, to June 30, 2010. There can be no assurance that we will be able to retain these officers after the term of their employment or after their contracts expire. The loss of officers could have a material adverse effect upon our business, financial condition, and results of operations. We must attract, recruit and retain a sizeable workforce of technically competent employees. Our ability to effectively implement our business strategy will depend upon, among other factors, the successful recruitment and retention of additional highly skilled, experienced management and other key personnel. We cannot assure that we will be able to hire or retain such employees.

IF WE FAIL TO DEVELOP NEW PRODUCTS WITH HIGH PROFIT MARGINS AND OUR HIGH PROFIT MARGIN PRODUCTS ARE REPLACED BY COMPETITOR’S PRODUCTS, THEN OUR GROSS AND NET PROFIT MARGINS WILL BE ADVERSELY AFFECTED

In the years ended December 31, 2007 and 2008, our gross profit margin was 46.91% and 49.62% respectively. The gross profit increased approximately $9.72 million or 62.46% from 2007 to 2008. However, there is no assurance that we will be able to sustain such profit margins in the future. The pharmaceutical market in the PRC is very competitive, and there may be pressure to reduce sale prices of products without a corresponding decrease in the price of raw materials. To the extent that we fail to develop new products with high profit margins and our high profit margin products are substituted by competitors’ products, gross profit margins will be adversely affected.

WE FACE COMPETITION IN THE PHARMACEUTICAL MARKET IN THE PRC AND SUCH COMPETITION COULD CAUSE OUR SALES REVENUE AND PROFITS TO DECLINE

According to the State Food and Drug Administration of China (the “SFDA”), there were approximately 5,071 pharmaceutical manufacturing companies in the PRC as of the end of June 2004, of which approximately 3,237 manufacturers obtained certificates of Good Manufacturing Practices Certification (“GMP certification”). After GMP certification became a mandatory requirement on July 1, 2004, approximately 1,834 pharmaceutical manufacturers were forced to cease production. Only the 3,237 pharmaceutical manufacturers with GMP certifications may continue their manufacturing operations. As of the end of 2006, there are 4682 enterprises manufacturing medicines and formulation in China. The certificates, permits, and licenses required for pharmaceutical operation in the PRC create a potentially significant barrier for new competitors seeking entrance into the market. Despite these obstacles, we face competitors that will attempt to create, or are already marketing, products in the PRC that are similar to ours. There can be no assurance that our products will be either more effective in their therapeutic abilities and/or be able to compete in price with that of our competitors. Failure to do either of these may result in decreased profits for our Company.

OUR SUCCESS IS HIGHLY DEPENDENT ON CONTINUALLY DEVELOPING NEW AND ADVANCED PRODUCTS, TECHNOLOGIES, AND PROCESSES AND FAILURE TO DO SO MAY CAUSE US TO LOSE OUR COMPETITIVENESS IN THE PHARMACEUTICAL INDUSTRY AND MAY CAUSE OUR PROFITS TO DECLINE

To remain competitive in the pharmaceutical industry, it is important to continually develop new and advanced products, technologies and processes. There is no assurance that our competitors’ new products, technologies and processes will not render our Company’s existing products obsolete or non-competitive. Our Company’s competitiveness in the pharmaceutical market therefore relies upon our ability to enhance our current products, introduce new products, and develop and implement new technologies and processes. Our Company’s failure to technologically evolve and/or develop new or enhanced products may cause us to lose our competitiveness in the pharmaceutical industry and may cause our profits to decline.

THE COMMERCIAL SUCCESS OF OUR PRODUCTS DEPENDS UPON THE DEGREE OF MARKET ACCEPTANCE AMONG THE MEDICAL COMMUNITY AND FAILURE TO ATTAIN MARKET ACCEPTANCE AMONG THE MEDICAL COMMUNICTY MAY HAVE AN ADVERSE IMPACT ON OUR OPERATIONS AND PROFITABILITY

The commercial success of our products depends upon the degree of market acceptance among the medical community. Even if our products are approved by the SFDA, there is no assurance that physicians will prescribe or recommend our products to patients. Furthermore, a product’s prevalence and use at hospitals may be contingent upon our relationship with the medical community. The acceptance of our products among the medical community may depend upon several factors including, but not limited to, the product’s acceptance by physicians and patients as a safe and effective treatment, cost effectiveness, potential advantages over alternative treatments, and the prevalence and severity of side effects. Failure to attain market acceptance among the medical community may have an adverse impact on our operations and profitability.

THE DISCONTINUATION OF ANY PREFERENTIAL TAX TREATMENTS OR OTHER INCENTIVES CURRENTLY AVAILABLE TO US IN THE PRC COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Pursuant to the original Income Tax Law of the PRC for Enterprises with Foreign Investment and Foreign Enterprises and its implementation rules, a foreign invested enterprise as defined under PRC laws shall pay 30% corporate income tax and 3% local income tax; an enterprise with foreign investment of a production nature scheduled to operate for a period of not less than ten years shall, from the year of making profits, be exempt from enterprise income tax in the first and second years and allowed a fifty percent reduction in the third to fifth years. Pursuant to the State Council’s Regulations on Encouraging Investment in and Development of Hainan Island promulgated in May, 1988, the corporate income tax for all companies incorporated in Hainan Province is reduced to 15%. Pursuant to the Regulations on Foreign Investment in Hainan Special Economic Zone promulgated by Hainan Province in March, 1991 (the “Regulation on Foreign Investment”), all foreign invested enterprises incorporated in Hainan Province are exempt from the local income tax.

Helpson has obtained the approval for preferential enterprise income tax treatment from Hainan State Administration of Taxation at the end of 2006 and has begun to enjoy the preferential tax treatment. Therefore, Helpson shall be exempt from enterprise income tax in the first and second years after it begins to make profit, and shall pay enterprise income tax at the rate of 7.5% from the third to the fifth year after it begins to make profit.

However, on March 16, 2007, China’s national congress approved the Enterprise Income Tax Law of the PRC (“New Income Tax Law”), which takes effect from January 1, 2008. The New Income Tax Law unifies the enterprise income tax rate, cost deduction and tax incentive policies for both domestic and foreign invested enterprises. Under the New Income Tax Law, enterprises that were established and already enjoyed preferential tax rates or tax holidays before March 16, 2007 will (i) in case of preferential tax rates, gradually increase to 25% rate for a period of 5 years, (ii) in case of tax holidays continue to enjoy them until the expiration of such term.

Therefore, Helpson will continue to enjoy preferential tax treatment until the expiration of the preferential term. There can be no assurance that Helpson will continue to be entitled to any preferential tax treatment or tax holidays after the transition period expires. The discontinuation of any such special or preferential tax treatment or other incentives could have an adverse affect our business, financial condition and results of operations.

WE MAY BE SUBJECT TO THE PRC’S PRICE CONTROL OF DRUGS WHICH MAY LIMIT OUR PROFITABILITY AND EVEN CAUSE US TO STOP MANUFACTURING CERTAIN PRODUCTS

The State Development and Reform Commission (“SDRC”) of the PRC and the price administration bureaus of the relevant provinces of the PRC in which the pharmaceutical products are manufactured are responsible for the retail price control over our pharmaceutical products. The SDRC sets the price ceilings for certain pharmaceutical products in the PRC. Although our products have not been subject to such price controls as of the date of this Form 10-K, there is no assurance that our products will remain unaffected by it. Where our products are subject to a price ceiling, we will need to adjust the product price to meet the requirement and to accommodate for the pricing of competitors in the competition for market shares. The price ceilings set by the SDRC may limit our profitability, and in some instances, such as where the price ceiling is below production costs, may cause us to stop manufacturing certain products which may adversely affect our results of operations.

OUR CERTIFICATES, PERMITS, AND LICENSES ARE SUBJECT TO GOVERNMENTAL CONTROL AND RENEWAL, AND THE FAILURE TO OBTAIN RENEWAL WOULD CAUSE ALL OR PART OF OUR OPERATIONS TO BE SUSPENDED AND HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION

Our Company is subject to various PRC laws and regulations pertaining to the pharmaceutical industry. Our Company has attained certain certificates, permits, and licenses required for the operation of a pharmaceutical enterprise and the manufacturing of pharmaceutical products in the PRC. We obtained the Medicine Production Permit in December 2005, which is valid through December 31, 2010. We also possess six GMP certificates which are effective through December 2, 2009, February 2, 2010, May 19, 2010, April 17, 2011, May 7, 2013 and August 10, 2013 respectively. The pharmaceutical production permits and GMP certificates are each valid for a term of five years and must be renewed before their expiration. During the renewal process, we will be re-evaluated by the appropriate governmental authorities and must comply with the prevailing standards and regulations, which may change from time to time. In the event that we are not able to renew the certificates, permits and licenses, all or part of our operations may be suspended by the government, which would have a material adverse effect on our financial condition. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of our operations, it may adversely affect our results of operations and profitability.

IF OUR PRODUCTS FAIL TO RECEIVE REGULATORY APPROVAL OR ARE SEVERELY LIMITED IN THE PRODUCTS SCOPE OF USE, THEN WE MAY BE UNABLE TO RECOUP CONSIDERABLE RESEARCH AND DEVELOPMENT EXPENDITURES ALREADY INCURRED

Our products that are approved to be manufactured as of December 31, 2008 include 18 medicines. There are 9 products in the stage of research and development as of December 31, 2008. The production of our pharmaceutical products is subject to the regulatory approval of the SFDA. The regulatory approval procedure for pharmaceuticals can be quite lengthy, costly, and uncertain. Depending upon the discretion of the SFDA, the approval process may be significantly delayed by additional clinical testing and require the expenditure of currently unavailable resources; in such an event, it may be necessary for us to abandon our application. Even where approval of the product is granted, it may contain significant limitations in the form of narrow indications, warnings, precautions, or contra-indications with respect to conditions of use. If approval of our product is denied, abandoned, or severely limited in terms of the scope of products use, it may result in the inability to recoup considerable research and development expenditures already incurred.

OUR RESEARCH AND DEVELOPMENT MAY BE COSTLY AND/OR UNTIMELY, AND THERE ARE NO ASSURANCES THAT OUR RESEARCH AND DEVELOPMENT WILL EITHER BE SUCCESSFUL OR COMPLETED WITHIN THE ANTICIPATED TIMEFRAME, IF EVER AT ALL

The research and development of our new and existing products and their subsequent commercialization plays an important role in our success. As of December 31, 2008, there are 9 products under research and development. The research and development of new products is costly and time consuming, and there are no assurances that our research and development of new products will either be successful or completed within the anticipated time frame, if ever at all. There are also no assurances that if the product is developed, that it will lead to successful commercialization.

WE CANNOT GUARANTEE THE PROTECTION OF OUR INTELLECTUAL PROPERTY RIGHTS, AND IF INFRINGEMENT OR COUNTERFEITING OF OUR INTELLECTUAL PROPERTY RIGHTS OCCURS, THEN OUR REPUTATION AND BUSINESS MAY BE ADVERSELY AFFECTED

To protect the brand names of our products, we have registered and applied for registration of our trademarks in the PRC, where we have a major business presence.

All of our products are sold under these trademarks. As of the date of this Form 10-K, we have not experienced any infringements of such trademarks for sales of pharmaceutical products, and as of the date of this Form 10-K, we were not aware of any infringement of our intellectual property rights. However, there is no assurance that there will not be any infringement of our brand name or other registered trademarks or counterfeiting of our products in the future. Should any such infringement or counterfeiting occur, our reputation and business may be adversely affected. We may also incur significant expenses and substantial amounts of time and effort to protect our intellectual property rights in the future. Such diversion of our resources may adversely affect our existing business and future expansion plans.

OUR REPUTATION AND BUSINESS MAY BE ADVERSELY AFFECTED AS A RESULT OF PRODUCT LIABILITY OR DEFECTIVE PRODUCTS

We may produce products which inadvertently have an adverse pharmaceutical effect on the health of individuals despite proper testing. Existing PRC laws and regulations do not require us to maintain third party liability insurance to cover product liability claims. However, if a product liability claim is brought against us, it may, regardless of merit or eventual outcome, result in damage to our reputation, breach of contract with our customers, decreased demand for our products, costly litigation, product recalls, loss of revenue, and the inability to commercialize some products. We are currently not aware of any existing or anticipated product liability claims with respect to our products.

WE RELY ON THE COOPERATION WITH CERTAIN RESEARCH LABORATORIES, PHARMACEUTICAL INSITITUIONS, AND UNIVERSITIES, AND IF THESE INSTITUTIONS CEASE TO COOPERATE WITH US AND WE CANNOT FIND OTHER SUITABLE SUBSTITUTE RESEARCH AND DEVELOPMENT PARTNERS, THEN OUR ABILITY TO DEVELOP NEW PRODUCTS MAY BE HINDERED AND OUR BUSINESS MAY BE ADVERSELY AFFECTED

Helpson cooperates with several research institutions including China Pharmaceutical University, Institute of Basic Medical Sciences of the Academy of Military Medical Science, the Chongqing Pharmaceutical Research Institute and Sichuan University. Helpson relies to a certain extent on these institutions for its development of new products. There is no assurance that these institutions will continue cooperating with Helpson to develop new products. In the event that these institutions cease to cooperate with Helpson and Helpson cannot find other suitable substitute research and development partners, our ability to develop new products may be hindered and our business may be adversely affected.

RISKS RELATED TO DOING BUSINESS IN CHINA

Helpson operates from facilities that are located in China. Accordingly, its operations must conform to governmental regulations and rules of the PRC.

THE PRC LEGAL SYSTEM HAS INHERENT UNCERTAINTIES THAT COULD LIMIT THE LEGAL PROTECTIONS AVAILABLE TO US

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing commercial matters. The overall effect of legislation enacted over the past 20 years has significantly enhanced the protections afforded to foreign-invested enterprises in China. However, these laws, regulations, and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors.

The practical effect of the PRC legal system on our business operations in China can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full benefit of corporate articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the corporation laws found in the United States. Similarly, PRC accounting laws mandate accounting practices which may not be consistent with the U.S. Generally Accepted Accounting Principles. PRC accounting laws require that an annual “statutory audit” be performed in accordance with PRC accounting standards and that the account books of a foreign invested e nterprise be maintained in accordance with PRC accounting laws. Article 14 of the PRC Wholly Foreign-Owned Enterprise Law requires a wholly foreign- owned enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities. If a foreign-invested enterprise refuses to keep account books in China, the financial and tax authorities may impose a fine on it, and the industry and commerce administration authority may order it to suspend operations or may revoke its business license.

Second, while the enforcement of substantive rights may be less clear than United States procedures, foreign invested e nterprises and wholly foreign- owned enterprises are PRC registered companies which enjoy the same status as other PRC registered companies in business-to-business dispute resolutions. The PRC legal infrastructure, however, is significantly different in operation from its United States counterpart, and may present a significant impediment to the operation of a foreign invested e nterprise.

PRC ECONOMIC REFORM POLICIES OR NATIONALIZATION COULD RESULT IN A TOTAL INVESTMENT LOSS IN OUR COMMON STOCK

Since 1979, the PRC government has reformed its economic policies. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the economic growth rates, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect our operations.

Although the PRC government owns the majority of productive assets in China, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

-	We will be able to capitalize on economic reforms;
-	The Chinese government will continue its pursuit of economic reform policies;
-	The economic policies, even if pursued, will be successful;
-	Economic policies will not be significantly altered from time to time; or
-	Business operations in China will not become subject to the risk of nationalization.

Over the last few years, China’s economy has registered high growth rates. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included restrictions on the availability of domestic credit, reducing the purchasing capability of some of its customers, and limited recentralization of the approval process for purchases of certain foreign products. These austere measures alone may not succeed in slowing down the economy’s excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The PRC government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets. These measures may adversely affect our operations.

There can be no assurance that the reforms to China’s economic system will continue or that we will not be adversely affected by changes in China’s political, economic, and social conditions and by changes in policies of the PRC government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

YOU MAY EXPERIENCE DIFFICULTIES IN EFFECTING SERVICE OF LEGAL PROCESS, ENFORCING FOREIGN JUDGMENTS OR BRINGING ORIGINAL ACTIONS IN THE PRC BASED ON U.S. OR OTHER FOREIGN LAWS AGAINST THE COMPANY OR OUR MANAGEMENT

Helpson, our operating company, is incorporated under the laws of the PRC, and substantially all of our assets are located in the PRC. In addition, many of our directors, managers, and executive officers reside within the PRC, and substantially all of the assets of these persons are located within the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside the PRC upon certain of our directors, supervisors or executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, the United Kingdom, Japan or many other countries. As a result, recognition and enforcement in the PRC of judgments of a court in the United States and any of the other jurisdictions mentioned above in relation to any matter may be difficult or impossible. Furthermore, an original action may be brought in the PRC against us, our directors, managers, or executive officers only if the actions are not required to be arbitrated by PRC law and Helpson’s articles of association, and only if the facts alleged in the complaint give rise to a cause of action under PRC law. In connection with any such original action, a PRC court may impose civil liability, including monetary damages.

BECAUSE WE RECEIVE SUBSTANTIALLY ALL OF OUR REVENUE IN RENMINBI, WHICH CURRENTLY IS NOT A FREELY CONVERTIBLE CURRENCY, AND THE PRC GOVERNMENT CONTROLS THE CURRENCY CONVERSION AND THE FLUCTUATION OF THE RENMINBI, WE ARE SUBJECT TO CHANGES IN THE PRCS’ POLITICAL AND ECONOMIC DECISIONS

We receive substantially all of our revenues in Renminbi, which currently is not a freely convertible currency. The PRC government may, at its discretion, restrict access in the future to foreign currencies for current account transactions. Any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

THE VALUE OF OUR SECURITIES WILL BE AFFECTED BY THE FOREIGN EXCHANGE RATE BETWEEN U.S. DOLLARS AND RMB

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi. For example, to the extent that we need to convert U.S. dollars into Renminbi for our operational needs and should the Renminbi appreciate against the U.S. dollar at that time, our financial position and the price of our common stock may be adversely affected. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of our earnings from our subsidiary in China would be reduced.

THE GROWTH OF THE CHINESE ECONOMY HAS BEEN UNEVEN ACROSS GEOGRAPHIC REGIONS AND ECONOMIC SECTORS, AND A DOWNTURN IN CERTAIN REGIONS IN WHICH WE DO BUSINESS OR IN OUR ECONOMIC SECTOR WOULD SLOW DOWN OUR GROWTH AND PROFITABILITY

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business. Our profitability may decrease due to a downturn in the Chinese economy. More specifically, the expansion of our sales area in the less economically developed central and western provinces of China will depend on those provinces achieving certain income levels.

ANY OCCURRENCE OF SERIOUS INFECTIOUS DISEASES, SUCH AS RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME (SARS) CAUSING WIDESPREAD PUBLIC HEALTH PROBLEMS, COULD ADVERSELY AFFECT OUR BUSINESS AND RESULTS OF OPERATIONS

A renewed outbreak of SARS or other widespread public health problems in China, where all of our revenue is derived, and in Hainan, where our operations are headquartered, could have a negative effect on our operations. Our operations may be impacted by a number of public health-related factors, including the following:

•	quarantines or closures of our factories or subsidiaries which would severely disrupt its operations;
•	the sickness or death of key officers and employees; and
•	general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could adversely affect our business and results of operations.

WE ARE SUBJECT TO THE ENVIRONMENTAL PROTECTION LAWS OF THE PRC

Our manufacturing process may produce by-products such as effluent, gases and noise, which are harmful to the environment. We are subject to multiple laws governing environmental protection, such as “The Law on Environmental Protection in the PRC” and “The Law on Prevention of Effluent Pollution in the PRC,” as well as standards set by the relevant governmental bodies determining the classification of different wastes and proper disposal. We have properly attained a waste disposal permit for our manufacturing facility, which details the types and concentration of effluents and gases allowed for disposal. The temporary waste disposal permit will expire on September 28, 2009. We are responsible for the renewal of the waste disposal permit. There is no assurance that we will obtain the renewal of the waste disposal permit when the current permit expires.

China is experiencing substantial problems with environmental pollution. Accordingly, it is likely that the national, provincial and local governmental agencies will adopt stricter pollution controls. There can be no assurance that future changes in environmental laws and regulations will not impose costly compliance requirements on us or otherwise subject us to future liabilities. Our business’s profitability may be adversely affected if additional or modified environmental control regulations are imposed upon us.

RECENT PRC REGULATIONS RELATING TO ACQUISITIONS OF PRC COMPANIES BY FOREIGN ENTITIES MAY LIMIT OUR ABILITY TO ACQUIRE PRC COMPANIES AND ADVERSELY AFFECT THE IMPLEMENTATION OF OUR STRATEGY AS WELL AS OUR BUSINESS AND PROSPECTS

The PRC State Administration of Foreign Exchange or SAFE issued a pubic notice in October 2005 (“Decree No. 75”), requiring PRC residents and PRC corporate entities to register with and obtain approvals from competent local SAFE branch in connection with their direct or indirect offshore investment activities.

Decree No. 75 requires registration by March 31, 2006 of direct or indirect investments previously made by PRC residents in offshore companies prior to the implementation of Decree No. 75 on November 1, 2005. If a PRC shareholder with a direct or indirect stake in an offshore parent company fails to make the required SAFE registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

In addition, SAFE issued updated internal implementing rules (“Implementing Rules”) in relation to Decree No. 75. The Implementing Rules were promulgated and became effective on May 29, 2007. Such Implementing Rules provide more detailed provisions and requirements regarding the overseas investment foreign exchange registration procedures. For an offshore special purpose company which was established and owned the onshore assets or equity interests before the implementation date of the Decree No. 75, a retroactive SAFE registration requirement is repeated.

Due to the lack of official interpretation, some of the terms and provisions of the Decree No. 75 and the Implementing Rules remain unclear, and the implementation of the Decree No. 75 by central SAFE and local SAFE branches has been inconsistent since its adoption. Therefore, we cannot predict how Decree No. 75 will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with the Decree No. 75 by our PRC resident shareholders. In addition, such PRC residents may not always be able to complete registration procedures required by the Decree No. 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident shareholders or future PRC resident shareholders to comply with the Decree No. 75, if SAFE requires it, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

On August 8, 2006, six PRC regulatory agencies, including the Chinese Securities Regulatory Commission, or CSRC, promulgated a regulation (the “M&A Regulation”) which became effective on September 8, 2006. This regulation, among other things, has some provisions that purport to require that an offshore special purpose vehicle, or SPV, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.

There are, however, substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations, including the New M&A Rule. Accordingly, the Company cannot assure you that PRC government authorities will not ultimately take a view contrary to the Company’s understanding that it does not need the CSRC approval, and PRC government authorities may impose some additional approvals and requirements. Therefore, we cannot predict how the M&A Regulation will affect our business operations or future strategy. If the CSRC requires that we obtain its approval, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our common stocks.

RISKS RELATED TO OUR COMMON STOCK

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE VOLATILE WHICH COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT

The market price for our common stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

o	actual or anticipated fluctuations in our quarterly operating results,
o	announcements of new products by us or our competitors,
o	changes in financial estimates by securities analysts,
o	conditions in the pharmaceutical market,
o	changes in the economic performance or market valuations of other companies involved in pharmaceutical production,
o	announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments,
o	additions or departures of key personnel, or
o	potential litigation.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

WE MAY ISSUE ADDITIONAL SHARES OF OUR CAPITAL STOCK TO RAISE ADDITIONAL CASH FOR WORKING CAPITAL; IF WE ISSUE ADDITIONAL SHARES OF OUR CAPITAL STOCK, OUR STOCKHOLDERS WILL EXPERIENCE DILUTION IN THEIR RESPECTIVE PERCENTAGE OWNERSHIP IN US THE COMPANY

We may issue additional shares of our capital stock to raise additional cash for working capital. There is no anti-dilution protection or preemptive rights in connection with our common stock. Thus, the percentage ownership of existing holders of common stock may be diluted in their respective percentage ownership in us if we issue additional shares of our capital stock.

A LARGE PORTION OF OUR COMMON STOCK IS CONTROLLED BY A SMALL NUMBER OF STOCKHOLDERS AND AS A RESULT, THESE STOCKHOLDERS ARE ABLE TO INFLUENCE AND ULTIMATELY CONTROL THE OUTCOME OF STOCKHOLDER VOTES ON VARIOUS MATTERS

A large portion of our common stock is held by a small number of stockholders. For instance, Heung Mei Tsui holds 25.57% and Zhilin Li holds 23.65% of the Company’s common stock, respectively, as of the date of this Form 10-K. As a result, these two stockholders are able to influence and ultimately control the outcome of stockholder votes on various matters, including the election of directors and other corporate transactions including business combinations. In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

THERE IS CURRENTLY A LIMITED TRADING MARKET FOR OUR COMMON STOCK WHICH MAY MAKE IT DIFFICULT TO SELL SHARES OF OUR COMMON STOCK

Our common stock is currently traded in the over-the-counter market through the Over-the-Counter Bulletin Board (OTC Bulletin Board). The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for our existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. While there is an active trading market for our common stock, it is small. Further, there can be no assurance that an active trading market will be maintained. We cannot assure you that our common stock will ever be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDAQ Stock Market).

WE ARE LIKELY TO REMAIN SUBJECT TO “PENNY STOCK” REGULATIONS AND AS A CONSEQUENCE THERE ARE ADDITIONAL SALES PRACTICE REQUIREMENTS AND ADDITIONAL WARNINGS ISSUED BY THE SEC

As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be subject to the “penny stock” rules of the SEC. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability of broker-dealers to sell the common stock and may affect a stockholder’s ability to resell the common stock.

There can be no assurance that our common stock will qualify for exemption from the “penny stock” rules. In any event, even if our common stock is exempt from such rules, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of a “penny stock” if the SEC finds that such a restriction would be in the public interest.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market.

WE ARE RESPONSIBLE FOR THE INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS UNDER CERTAIN CIRCUMSTANCES WHICH COULD RESULT IN SUBSTANTIAL EXPENDITURES, WHICH WE MAY BE UNABLE TO RECOUP

Our bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

COMPLIANCE WITH THE SARBANES-OXLEY ACT COULD COST HUNDREDS OF THOUSANDS OF DOLLARS, REQUIRE ADDITIONAL PERSONNEL AND REQUIRE HUNDREDS OF MAN HOURS OF EFFORT, AND THERE CAN BE NO ASSURANCE THAT WE WILL HAVE THE PERSONNEL, FINANCIAL RESOURCES OR EXPERTISE TO COMPLY WITH THESE REGULATIONS

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on the Company’s internal controls over financial reporting in their annual reports. We are subject to this requirement commencing with our fiscal year ending December 31, 2007 and a report of our management is included under Item 8A of this Annual Report on Form 10-K. Our management has identified significant deficiencies in our internal control over financial reporting as of December 31, 2008. Our management concluded that none of the internal control deficiencies is identified as material weakness or has had a material effect on our financial condition or results of operations or caused our financial statements as of and for the year ended December 31, 2008 to contain a material misstatement. However, in the future, our management may conclude that our internal controls over our financial reporting are not effective due to the identification of one or more material weaknesses if one or more material weaknesses are identified. We can provide no assurance that we will comply with all of the requirements imposed by Section 404 of the Sarbanes-Oxley Act. In the event we identify material weaknesses in our internal controls, or we cannot remediate the existing significant deficiencies in a timely manner, investors and others may lose confidence in the reliability of our financial statements.

OUR HOLDING COMPANY STRUCTURE MAY LIMIT THE PAYMENT OF DIVIDENDS

We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. PRC regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. Our subsidiary in China is also required to set aside a portion of its after tax profits according to PRC accounting standards and regulations to fund certain reserve funds. Currently, our subsidiary in China is the only source of revenues or investment holdings for the payment of dividends. If it does not accumulate sufficient profits under PRC accounting standards and regulations to first fund certain reserve funds as required by PRC accounting standards, we will be unable to pay any dividends.

Item 1B. Unresolved Staff Comments

We currently have an unresolved comment letter from the Staff of the Division of Corporation Finance of the U.S. Securities and Exchange Commission. The comments focused on disclosure requirements of Form 10K and Form 10Q under the Regulation S-K and have no effect on financial data.  We have amended filings when required and responded to the letter and expect all comments to be resolved in the immediate future.

Item 2. Properties

Helpson owns a factory with a construction area of 663.94 square meters located at the 6th floor of Standard Plant Building B, Jinpan Industrial Development Zone, Haikou, Hainan Province, PRC.

Helpson owns the land use rights to 22,936 square meters of land located on plot C09-2, Haikou Bonded Zone, Haikou. Helpson built a factory with a construction area of 6,593.20 square meters on this land.

In addition, Helpson rented the offices located at 2/F, Jiahai Building owned by Hainan Zhongfu Going-abroad Personnel Service Center ("Zhongfu") as its principal executive offices. The term of the lease is 10 years, from November 21, 2000 to November 20, 2010. The rent from November 21, 2000 to November 20, 2005 is RMB3,600 per month. The rent from November 21, 2005 to November 20, 2010 may be adjusted within 5% of the original rent. Starting from July 21, 2006, the rent has been adjusted to RMB 3,780 per month.

Item 3. Legal Proceedings

We have no pending legal proceedings. From time to time, we may be involved in various claims, lawsuits and disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business.

Item 4. Submission of Matters to a Vote of Security Holders

None.

PART II

Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securites

Our common stock is traded on the OTCBB under the symbol "CPHI.OB". The following table sets forth the price representing the range of high and low closing sale prices for our common stock as reported during the fiscal years ended December 31, 2007 and 2008.

Quarter Ended	High	Low
2008
4th Quarter	$2.05	$1.10
3rd Quarter	$2.29	$1.42
2nd Quarter	$2.83	$1.84
1st Quarter	$3.09	$2.07

2007
4th Quarter	$4.17	$1.95
3rd Quarter	$1.80	$1.35
2nd Quarter	$2.17	$1.64
1st Quarter	$2.28	$1.60

As of March 12, 2009, the closing price of our common stock on the OTCBB was $1.20. As of March 12, 2009, the stockholders' list for our common stock showed 166 registered shareholders of record, which figure does not take into account those stockholders whose certificates are held in the name of broker-dealers or other nominees.

Dividend Policy

Since inception, we have not paid, nor declared, any dividends and we do not intend to declare any such dividends in the foreseeable future. Our ability to pay dividends is subject to limitations imposed by Delaware law and the laws of the PRC.

Transfer Agent

The Transfer Agent and Registrar for our common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75234 and its telephone number is 469.633.0100.

Recent Sales of Unregistered Securities

On February 1, 2007, we completed an offering pursuant to a Subscription and Registration Rights Agreement (“Agreement”) with 17 accredited investors in connection with a private placement of 2,505,882 shares of the Company's common stock at $1.7 per share (the “2007 Private Placement”). Pursuant to the Agreement, the investors also received three-year warrants to purchase an aggregate of 1,252,941 shares of Company's common stock at $2.38 per share. In December 2007, the Company received proceeds of $119,000 upon the exercise of warrants to purchase 50,000 shares of common stock. The remaining warrants issued in conjunction with the offering to buy 1,202,941 shares of common stock have not been exercised at December 31, 2007 or 2008.

On May 30, 2008, the Company completed an offering of units priced at $2.00 per unit consisting of one share of the Company’s common stock and a warrant to purchase one-quarter of a share of the Company’s common stock with an exercise price of $2.80 per share (“2008 Private Placement”). The Company issued an aggregate of 5,000,000 shares of common stock and issued three-year warrants to purchase an aggregate of 1,250,000 shares of Company's common stock to 17 accredited investors. In addition, the placement agent in the transaction was issued three-year warrants to purchase 300,000 shares of common stock at an exercise price of $2.98 per share.

On June 24, 2008, the Company issued to FirsTrust Group, Inc. three-year warrants to purchase 75,000 shares of the Company’s common stock at $2.80 per share and three-year warrants to purchase 75,000 shares of the Company’s common stock at $3.60 per share. The Company issued the above warrants as equity compensation under the Consulting Agreement and the Supplementary Agreement entered into between the Company and FirsTrust China Ltd. (the wholly-owned subsidiary of FirsTrust Group, Inc.).

On the same date, the Company issued to Hayden Communications International, Inc. three-year warrants to purchase 25,000 shares of the Company’s common stock at $3.00 per share and three-year warrants to purchase 25,000 shares of the Company’s common stock at $3.50 per share. The Company issued the above warrants as equity compensation under the Investor Relations Consulting Agreement entered into between the Company and Hayden Communications International, Inc.

On December 24, 2008, the Company issued to Hayden Communications International, Inc. three-year warrants to purchase 8,333 shares of the Company's common stock at $3.0 per share and three-year warrants to purchase 8,333 shares of the Company's common stock at $3.5 per share. The Company issued these warrants as part of the equity compensation under the Investor Relations Consulting Agreement, which was terminated by the Company in August 2008.

Item 6. Selected Financial Data

This report does not include information described under Item 301 of Regulation S-K pursuant to the rules of the Securities and Exchange Commission that permit “smaller reporting companies” to omit such information.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following should be read in conjunction with China Pharma Holdings, Inc.'s (“China Pharma” or “the Company) consolidated financial statements and related notes included elsewhere in this Current Report on Form 10-K.

This filing contains forward-looking statements. The words "anticipated", "believe", "expect", "plan", "intend", "seek", "estimate", "project", "could", "may" and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect management's current views with respect to future events and financial performance and involve risks and uncertainties, including but not limited to changes in general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to increase market share, and various other matters, many of which are beyond China Pharma's control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

China Pharma Holdings, Inc. is a specialty pharmaceutical company with rapidly growing profit that develops, manufactures, and markets treatments for a wide range of high incidence and high mortality conditions in China, including cardio and cerebrovascular diseases, Central Nervous System (CNS) disease, infectious disease, and hepatitis. The Company's cost-effective, high margin business model is driven by market demand and supported by 8 scalable GMP-certified production lines covering the major dosage forms. In addition, the Company has a broad and expanding distribution network across 30 Chinese provinces, municipalities and autonomous regions and possesses a strong R&D platform from numerous well-established collaborations with prestigious universities. The Company is registered in Delaware, USA. Hainan Helpson Medical & Biotechnology Co., Ltd. (Helpson), located in Haikou City, Hainan Province, China, is a wholly owned subsidiary of China Pharma Holdings, Inc.

Strong Revenue Growth and High Margins - We have experienced a compounded, annual growth-rate of over 68% in sales of our therapeutics since 2003. For the year ended   December 31 2008, the company continued to show stable growth and excellent financial performance. For 2008, the company’s total revenue reached $50.97 million, an increase of 53.58% compared with $33.19 million of 2007. For 2008, the gross profit margin was 49.62% which is higher than 46.91% of 2007 and higher than the industry average of 34.2%. Net income for 2008 was $17.83 million, an increase of 39.11% on 12.82 million of 2007; excluding the effect of the increasing income tax, net income increased 54.4%.

Proven Record of Success - We have a proven track record of success. We are a profitable company with a low cost, high margin business model. We are seeing a rapid growth in sales with a constant growth in income, due to our focus on the largest segments of China's pharmaceutical market. We have eight different types of modern production lines with capacity to meet future demands, and our facilities received five-year Good Manufacturing Practices (GMP) re-Certification from the SFDA during 2008. We have a portfolio of over 30 specifications of drugs that focus on the treatment of: CNS, cardiovascular, cerebrovascular, infectious diseases and other therapeutic areas of high incidence in China. Among these two are market leaders: PuSenOK™, and Buflomedil hydrochloride for which we were awarded the "National Key New Product" by the Ministry of Science and Technology of the People’s Republic of China (PRC) with the State Administration of Taxation, Ministry of Commerce of the PRC, General Administration of Quality Supervision, Inspection and Quarantine of the PRC, and State Environmental Protection Administration of China. In addition, our growth strategy is supported by the needs of a dynamic pharmaceutical industry and should benefit from government reforms to increase the population covered by national medical insurance.

Clear Strategy for Growth – We are part of a rapidly growing industry, in which we are a leader in brand off-patent drugs with growing business. Directed by market needs, we combine our internal R&D with strategic alliances and co-operation, to promote new and improved products targeting China’s most prevalent diseases such as CNS disease, cardio-/cerebrovascular disease, digestive disease, and infectious disease. In addition, we produce products in a variety of forms which target specific patient groups, and research, develop and commercialise new or improved dosage-forms of existing products that address side effects or other issues, associated with the originally marketed product formulations.

As of December 31, 2008, in addition to our robust portfolio of 30 specifications of 18 commercialized products, we had nine drugs at different stages of R&D, including two which had passed SFDA technical analysis and entered clinical trials (including a new anti-drug-resistance antibiotic product), and three drugs waiting for SFDA production approval. These three included Tiopronin, indicated for Hepatitis B, which subsequently received SFDA production approval in January 2009. The new-to-market enteric-coated version of this drug limits damage to the stomach, giving us product differentiation and competitive advantages for this commonly used medicine. We anticipate its launch in the second quarter of 2009. The other two products awaiting SFDA production approval are indicated for gastric ulcers, and for dementia disease respectively.

We received SFDA approval to enter clinical trials during 2008, including three phase trials for our antibiotic-lactamase inhibitor combination drug aimed at addressing the drug-resistance commonly associated with third generation Cephalosporin antibiotics. The clinical program is expected to require approximately 2.5 years. At the start of 2009, our antihypertensive product candidate, Candesartan also entered clinical trials.

In addition to these products, we have several others pending SFDA technical review and plan to initiate additional clinical trials in 2009 that focus on our main therapeutic areas. We are also evaluating additional opportunities on an ongoing basis, directed by the organic growth and market demands of China's pharmaceutical market. We are working closely with several pharmaceutical research institutions and remain focused on creating a steady increase in revenue. Through strategic mergers and acquisitions (M&A) and through capitalization of this fragmented market, we will improve our product portfolio and push our integrated growth; maintain and develop new marketing channels; and use our existing retailing network in the newly expanded market to raise our overall market share. The organic growth of the Chinese pharmaceutical market has already and will continue to direct the company's development.

I. Summary of the year ended December 31, 2008

For the year ended December 31 2008, the company continued to show stable growth and excellent financial performance. The increase in company revenue exceeded 53.58%, reaching approximately $50.97 million, compared with $33.19 million of 2007. This rapid growth is accounted for by increases in sales of existing products, and increases in the share of sales by new products. This is consistent with China Pharma's strategy to launch new products in an increasingly competitive market, and further explore the domestic market.

The financial operational performance for the year ended December 31, 2008 was clearly improved compared to the year ended December 31, 2007. Gross profit increased 62.46%, reaching $25.29 million; and net income, not including foreign currency translation adjustment, increased 39.11% to $17.83 million. This growth was attributable to China Pharma’s low cost, high margin business model, and experienced management team.

Earnings per common share for the year ended December 31, 2008, increased 28% reaching $0.44 per share compared to $0.35 per share for the year ended December 31, 2007. China Pharma is working closely with several pharmaceutical research institutions to develop more products to meet our customers' needs. Our focus is to create a steady increase to the bottom line. We have seen in the past that a successful strategy is the key to company operation. Full exploration of the potential of the pharmaceutical market domain is essential to our success.

We have also enhanced internal controls for accounting and reporting. In the near future, we will develop a more systematic and continuous internal control system for the long-term development of the company and the benefit of our stakeholders and prospective investors.

II. Business Overview

China Pharma Holdings, Inc., is one of the China’s leading pharmaceutical manufacturers which engages research and development institutions for market-ready formulas to mass produce. In 2008, we launched a new diuretic product: Bumetanide; in November 2008, we were granted approval for our new formulation antibiotic to enter clinical trials.

We plan to expand our biotechnology product portfolio. Based on the foundation established by some of our widely recognized medicine brands such as Cerebroprotein, for the treatment of memory decline and attention deficit disorder (ADD), we have offered and will continue to offer a variety of biological medicines. These products, including the injected hepatocyte growth-promoting factors, are expected to fuel additional growth in revenue beyond what Cerebroprotein has provided.

One of our products, Buflomedil Hydrochloride (which includes the raw form, injectable form, and tablet form) has received the following awards and designations:

•	The key technology project in Hainan in 2003 by Haikou Municipality.
•	The "National Key New Products" certificate in 2003 by the State Science and Technology Department, State Taxation Bureau, Ministry of Commerce, State Bureau of Quality Supervision, Inspection and Quarantine, and State Environmental Protection Bureau.
•	The "Best Commercialized Technology" award in Hainan in 2004 by Hainan Scientific and Technological Result Examination Committee

Our scalable, GMP-certified manufacturing has been recognized in China. In 2003, we attained GMP certification and were awarded "Best Enterprise for Storing SARS Medicine" awarded by Hainan Province Food and Drug Administration. We have an extensive distribution network with 16 sales offices and approximately 1250 proxy agents covering 30 provinces, municipalities, and autonomous regions across China. Our main market channels are generalized schemes of preferences (GSP) certified medical companies which directly distribute to hospitals and the final market.

Our subsidiary, Onny Investment Limited ("Onny") was incorporated in the British Virgin Islands on January 12, 2005 and was a development stage enterprise through June 15, 2005. On June 16, 2005, Onny acquired all of the outstanding shares of Hainan Helpson Medical & Biotechnology Co., Ltd., a privately held Chinese joint venture (Helpson) and emerged from the development stage. On October 19, 2005, Onny was reorganized as a wholly owned subsidiary of China Pharma Holdings, Inc. formerly TS Electronics, Inc. ("the Company").

Furthermore, on May 30, 2008 the Company completed an offering and issued five million shares of common stock at a purchase price of $2.00 per share and three-year warrants to purchase an aggregate of 1.25 million shares of the Company’s common stock at an exercise price of $2.80 per share. Net proceeds from the offering of approximately $9.3 million are expected to be used for the expansion of the Company’s existing product line, new drug development, sales and marketing, and to supplement general working capital purposes.

III. Market Trends

Studies show that due to the expansion and aging of the world's population, an increasing number of people have age-related diseases, such as cancer, Alzheimer's disease, diabetes, and heart disease. These diseases have already become prevalent, particularly in developed areas. China Pharma is dedicated to delivering more effective treatments for these diseases of high incidence and mortality.

The growth of China’s pharmaceutical market is driven by the country’s rapid economic growth, the highest in economic history. Increased healthcare spending by the Chinese Government to reform the healthcare system has already greatly improved the accessibility to and desire for medical care. Important additional factors include: the aging of the population and the consequent increase in age-related disorders; the urban migration of the population; and improved awareness of self-health care. According to IMS forecasts, China will become the seventh largest pharmaceutical market in the world in 2009 and the second largest in 2020, with a market capacity of US$220 billion.

However, the global nature of the current economic crisis has had definite effects on the Chinese pharmaceutical industry and the Chinese Government’s soon to be released Healthcare Reform has also brought definite uncertainties for the development of the industry.

We view this market trend as an opportunity. However, the best way to take advantage of this opportunity is to identify our business risks beforehand. There are three areas of risk:

•  External Risk

In recent years, the Chinese medical system has been reformed, resulting in the State Department's establishment of a basic medical insurance system for employees. Considering the effects of the social environment, local government involvement and government policies on the pharmaceutical industry in the PRC, a large increase in sales is expected. Competition will also be strong across the industry overall. Currently, our existing products are competitive in the market and possess growth potential. However, from a long-term perspective, some major western medicine producers are also seeking Chinese market share. This will present us with strong competition in our medicine market sector. In addition, the effects of the Chinese Government’s soon to be released Healthcare Reform Plan on the Chinese Pharmaceutical industry also brings many areas of uncertainty.

•  Operation Risk

One of the major uncertainties in our industry is the purchase of raw materials. Raw materials are primarily affected by the geographical, island environment of Hainan Province. Because of high transportation costs and the need to guarantee production supply requirements, the company has no alternative but to store large amounts of inventory to maintain consistent production levels. In addition, part of the raw materials need to be specially ordered which further increases the need to store inventory. Finally, because of the transportation and geographical factors, the company must store a finished product reserve that is higher than that required by the pharmaceutical manufacturers in cities on the mainland. These relatively high amounts of stored raw materials and finished products all account for the company’s high amount of liquid assets, and the effect on the company’s cash turnover.

•  Foreign Currency Risk

Substantially all of our operations are conducted in the PRC. Our sales and purchases are conducted within the PRC in Chinese Renminbi (RMB). As a result, the effect of the exchange rate fluctuation would inevitably be considered to be material to our business operations.

All of our revenues and expenses are accounted for in (RMB). However, we use the United States Dollar (USD) for financial reporting purposes, since our parent company is registered in Delaware, USA. Conversion of Renminbi into foreign currencies is regulated by the People's Bank of China through a unified floating exchange rate system. Although the PRC government has stated its intention to support the value of the Renminbi to follow the market fluctuation, there can be no assurance that such exchange rate will not become volatile again or that the Renminbi will not devalue significantly against the USD. Exchange rate fluctuations may adversely affect the value, in USD terms, of our net assets and income derived from its operations in the PRC.

IV. Analysis of the year ended December 31, 2008

In 2008, the revenue for the whole year was $50.97 million, an increase of 53.58% on $33.19 million of 2007. The huge increase in revenue from sales resulted from the following factors: the demand from the vigorous Chinese economy, the maintenance of many years of rapid economic growth, and universal increases in individual spending power and confidence. For supply, the company’s output increased along with the rapid increase in market demand. We also strengthened marketing activities to aid expansion of the sales channels. Our older existing products had already obtained widespread customer acceptance. Up to December 31, 2008, PuSenOK continued its strong growth with sales of approximately $7.30 million, an increase of 76.56% on the $4.13 million of 2007, and accounting for approximately 14.31% of the total revenue for the period. Pusen OK, the only Chinese generic version of Aleve-D®, is the company’s flagship product, with competitive advantages including being the most effective, non-drowsy, slow release 12-hour cold medicine for the relief of pain, fever and congestion, etc. In addition, revenue from some of our older products have increased, notably from Buflomedil contributing approximately $4.68 million, and accounting for 9.17% of sales revenue; Alginic Sodium Diester with approximately $2.24 million, an increase of 75.53% on 2007; and finally Granisetron which reached approximately $2.88 million, an increase of 60.47% on last year. This year’s launch, Bumetanide, due to increases in market recognition and market acceptance also made a significant contribution to the sales revenue, in 2008 it generated revenue of $2.57 million, accounting for 5.04% of total sales revenue. One other aspect of our growth is that because of the government reorganization of the pharmaceutical industry, the pharmaceutical marketing environment has greater transparency than previously. The company’s distribution network in China has already expanded to reach 30 provinces, municipalities and autonomous regions. Prospectively, the improvements in our production capacity will enable the large growth in sales of our new and existing products.

This year, existing, older products also showed large scale growth in sales, among the most rapidly growing were: Clarithromycin increasing by 57.4%; Andrographolide, by 46.09%; and Roxithromycin, by 51.38%.

Cost of Revenue

The cost of revenue for 2008 was approximately $25.67 million or 50.38% of total revenue, increasing $8.06 million compared to 2007, which was approximately $17.62 million or 53.09% of total revenue. The main reason for the increase in the cost of revenue was primarily due to the increase in sales, but the ratio of cost of revenue to revenue decreased.

Gross Profit

Gross profit for 2007 was approximately $15.57 million, and the gross profit margin was 46.91%; while the 2008 gross profit was $25.29 million and the gross profit margin increased to reach 49.62%. The gross profit increased approximately $9.72 million, or 62.46% from 2007 to 2008, which is mainly due to the continued revenue growth in 2008 and cost control, and the company unceasingly launching new, profitable products.

Selling Expense

The selling expenses for 2008 were approximately $2.04 million, accounting for 4% of the total year’s revenue. In 2007, the selling expense was approximately $1.44 million, accounting for 4.33% of the year’s revenue. Comparing the proportion of sales expense to sales revenue over the two years shows only a slight decrease in 2008.

G & A Expenses

The general and administrative (G&A) expenses for 2008 were approximately $1.67 million, accounting for 3.28% of revenue. The G&A expenses for 2007 were approximately $1.14 million, accounting for 3.43% of revenue. Compared with 2007, the 2008 G&A expenses increased by approximately $0.53 million. The main reasons for this increase were increases in salaries, legal, accounting, and financial consultancy service fees, as well as increases in expenses associated with foreign publicity and business travel. In addition, with increases in intangible assets, there is a corresponding increase in the amortization expense of intangible assets.

As of December 31 2008, the allowance for bad debt was approximately $1.85 million; however as of December 31 2007, it was $0.74 million. The increase was approximately $1.11 million and corresponded to the increase in sales revenue.

As to the peculiarity of the Chinese pharmaceutical market environment, deferred payments to pharmaceutical companies by state-owned hospitals are a normal phenomenon. Over 90% of our drugs are sold to state-owned hospitals, which creates more payments that are deferred. Since they are backed by the government, all the deferred payments from state-owned hospitals are secure and will eventually be collected.

During the normal course of business we give unsecured credit to our customers. We record an allowance for bad debts based on age of outstanding accounts receivables at the end of the period in accordance with generally accepted accounting principles in the PRC. The percentage of a trade receivable that is deemed doubtful is as follows: 100% after 720 days; 50 % after 360 days; and 7.5% up to 360 days. We consider that this kind of bad debt allowance percentage allow us to correctly account for any contingent bad debt risk. Furthermore, during the 15 years of operating history, the company has never had any uncollected receivables.

Income from Operation

The operating income for the year ended December 31, 2008 is approximately $19.73 million, compared to $12.25 million of the same period of 2007, an increase of $7.48 million, or 61.05%. The main reason was due to large increases in revenue and gross profit.

Income from Interest

The return in interest for the year ended December 31, 2008 increased by $13,363. The main reason was the abundant cash flow and the increase in the cash balance.

Interest Expense

Interest expense for the year ended December 31, 2008 was $131,027, compared to $237,398 of the same period of 2007; a decrease of $106,371, or 44.81%. The main reason was the comparatively good cash position in 2008, leading to a corresponding reduction in the interest on the bank loan.

Income Tax Expense

In the year ended December 31, 2008 we paid income tax at the rate of 9%. Income tax expense for the year ended December 31, 2008 was roughly $1.7million or 3.35% of revenue, while the company did not have any income tax in the corresponding period in 2007, as the company was still in the preferential tax period of 0%. We have been granted a ‘tax holiday’ granting a favorable rate of 50% of the tax rates, therefore, we paid our tax at the rate of 9% in 2008.

Net Income

Due to the big increase in sales revenue and gross profit, and effective cost control in 2008, the net income for the year ended December 31, 2008, excluding the effect of foreign exchange transactions, increased to approximately $17.83 million, which was 39.11% higher than that for the year ended December 31, 2007, of approximately $12.82 million.

V. Financial Analysis

Cash flow Analysis

As of December 31, 2008, the company possessed cash and cash equivalents of $6,927,149, which represents 9.18% of total assets; compared with $1,830,335 in the same period for 2007, which represented 4.19% of the total assets. Compared with the position of December 31, 2007, this is an increase of $5,096,814, or 278.46%. This is a combined result of an improvement in net cash generated from operating activities and an increase in net cash proceeds from financing activities.

On December 31, 2008, the working capital was approximately $54.16 million, an increase of $ 19.86 million from the same time of 2007, which was $34.30 million. The main reason for the increase was the increase in cash and cash equivalents, and account receivables.

In the year ended December 31, 2008, the operating activity cash flow increased to $6.54 million, a substantial increase of 222.63%, compared to $2.03 million for the same period in 2007. The main reason was the increase in net income, and improvement in accounts receivable.

In the year ended December 31, 2008, cash used for investment activity was approximately $10.44 million, an increase of approximately $9.74 million, or 1379.72%, compared to the $705,625 for the same period in 2007. This was because in 2008, the company invested in expanding the dry powder production line, as well as purchasing the production technology for four new drug formulas.

In the year ended December 31, 2008, net cash flow generated from financing activities was approximately $8.88 million, compared to $203,021 used in the same period of 2007. The reason for the increase in cash and cash equivalents was that on May 30, 2008, the Company completed an offering of equity units priced at $2.00 each, which consisted of one share of Company common stock and a three-year warrant to purchase one-fourth of one share of Company common stock at an exercise price of $2.80 per share. The Company issued 5,000,000 shares of common stock and three-year warrants to purchase 1,250,000 shares of common stock to 17 accredited investors for gross proceeds of $10,000,000. The net proceeds, after deduction of related offering expenses of $731,062, amounted to $9,268,938.

VI. Conclusion

The overall performance during the year ended December 31, 2008 was outstanding. As a public company in the pharmaceutical industry, we focus on product innovation. In order to create products that are innovative and tailored to the end user, we must concentrate on additional, innovative cooperative engagements with special R&D institutes for more market-ready products. As a result, the Company will continue to actively pursue the development and distribution of high-quality products. The pharmaceutical industry has been called an "industry of eternal sunrise", and China Pharma Holdings, Inc. forecasts that our strategy and the sustained growth in revenue will ensure our continued success.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

This report does not include information described under Item 305 of Regulation S-K pursuant to the rules of the Securities and Exchange Commission that permit “smaller reporting companies” to omit such information.

Item 8. Financial Statements and Supplementary Data

The Financial Statements and supplementary data are listed in the Index to Financial Statement at the end of this report.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

None.

Item 9A. Controls and Procedures

As required by Rule 13a-15 under the Securities Exchange Act, our management has carried out an evaluation, with the participation and under the supervision of our chief executive officer and chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2008. Disclosure controls and procedures refer to controls and other procedures designed to ensure that information required to be disclosed in the reports we file or submit under the Securities Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating our disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management is required to apply its judgment in evaluating and implementing possible controls and procedures.

Management conducted its evaluation of disclosure controls and procedures under the supervision of our chief executive officer and our chief financial officer. Based upon, and as of the date of this evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures were effective. Though not required, we also acknowledge the existence of significant internal control deficiencies discussed below under “Management’s Report on Internal Control over Financial Reporting.”

Management's Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

Our management has assessed the effectiveness of our internal control over financial reporting as of December 31, 2008. In making its assessment, management used the criteria described in Internal Control -- Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO.

A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the company's financial reporting. The following significant deficiencies have been identified and included in our management's assessment as of December 31, 2008:

1)We did not maintain an effective internal audit function due to the lack of qualified internal auditors who are familiar with internal audit and U.S.GAAP( the Generally Accepted Accounting Principles in the United States), and we did not implement adequate or properly supervise significant internal control deficiencies that were or could have been detected or prevented;

2)We did not maintain effective controls over the financial reporting processes due to an insufficient complement of internal personnel with a level of accounting knowledge, experience and training in the application of U.S. GAAP commensurate with our financial requirements; and

3)We did not have in place an adequate system for recording and reporting equity transaction related to the parent company, for instance when issuing or redeeming warrants.

Our management, however, believes that none of these internal control deficiencies are identified as material weakness or has had a material effect on our financial condition or results of operations or caused our financial statements as of and for the year ended December 31, 2008 to contain a material misstatement. The reasons are as follows:

1) The management has concluded that most of the internal controls over financial reporting were effective through testing the design and operating effectiveness of those controls;

2) Those ineffective internal controls had not caused material misstatement or omission of financial reporting in practice.

Therefore, our chief executive officer and chief financial officer conducted an evaluation of the effectiveness of our internal control over financial reporting based upon the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on that evaluation, our management concluded that our internal controls over financial reporting were effective as of December 31, 2008.

The management's assessment of internal controls over financial reporting was not subject to auditor attestation as of December, 31 2008 pursuant to temporary rules of the Securities and Exchange Commission. Accordingly, this Annual Report does not include an attestation report by our independent registered public accounting firm regarding internal control over financial reporting.

Remediation Measures of Significant Deficiencies

To remediate the significant internal control deficiencies described above in "Management's Report on Internal Control over Financial Reporting", we have implemented our plan to implement the measures described below, and will continue to evaluate and may in the future implement additional measures.

We have planned remediation measures such as the hiring and training of personnel which are intended to generally address these significant deficiencies by ensuring that we will have sufficient personnel with knowledge, experience and training in the application of U.S. GAAP commensurate with our financial reporting requirements. These measures include the following:

1) We will continue to hire the services of an accounting and SEC reporting consultant from the U.S. who has relevant accounting experience, skills and knowledge in the preparation of financial statements under the requirements of U.S. GAAP and financial reporting disclosure under the requirement of SEC rules;

2) We plan to train up our staff internally to more thoroughly document transactions and events for better reporting and disclosure purposes. This will include memorandum documentation analyzing the transactions and applicable accounting principles to facilitate and expedite the internal audit function, the collection of data for management and disclosure purposes and for the external audit performed by our independent auditors and

3) We plan to hire an experienced internal audit supervisor to lead the current internal audit function.

We believe that we are taking the steps necessary for remediation of the significant deficiencies identified above, and we will continue to monitor the effectiveness of these steps and to make any changes that our management deems appropriate.

Changes in Internal Controls over Financial Reporting

There have been no changes in our internal control over financial reporting identified in connection with the evaluation required by paragraph (d) of Rule 13a-15 or 15d-15 promulgated under the Exchange Act that occurred during the last fiscal quarter ended December 31, 2008 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B – Other Information

None.

PART III

Item 10. Directors, Executive Officers and Corporate Governance

Directors and Executive Officers

The following table sets forth the name and position of our current directors and executive officers:

Name (1)	Age	Position
Zhilin Li	56	Director, President and Chief Executive Officer
Xinhua Wu	46	Director and Chief Financial Officer
Gene Michael Bennett	61	Independent Director
Yingwen Zhang	64	Independent Director
Baowen Dong	68	Independent Director
Jian Yang	54	Secretary

(1) Heung Mei Tsui, our former director, resigned from our board of directors on February 1, 2008. The board expanded the number of seats on the board of directors and appointed three independent directors, Gene Michael Bennett, Yingwen Zhang and Baowen Dong on the same date.

Biographies of Officers and Directors

Set forth below is a brief description of the background of our officers and directors based on information provided by them to us.

Zhilin Li: Ms. Li is the director, President and Chief Executive Officer (“CEO”) of the Company. She is a founder of Helpson, and has served as chairman and CEO of Helpson since 1993. Ms. Li was formerly the president of Haikou Bio-engineering Institute, and the vice president of the Sichuan Institute of Biology. She graduated from Sichuan University, where she majored in biology, and later became an instructor.

Xinhua Wu: Mr. Wu is the director and Chief Financial Officer (“CFO”) of the Company. He has acted as CFO of Helpson since his employment in 1999. Mr. Wu served as CFO and assistant to the CEO at Hainan Guobang Enterprises Inc., where he was employed from 1992 to 1999. Mr. Wu graduated from the University of Wales with an MBA degree and Jiangxi Financial College with a Bachelor of Science degree in Finance.

Gene Michael Bennett: Mr. Bennett has served as a member of our board of directors as an independent director since February 1, 2008. Mr. Bennett is presently a partner of Beijing Nexis Investment Consulting Corporation which provides management consulting services to Chinese companies. From 2000 to 2004, he acted as partner of ProCFO Company. Prior to that, he served as CFO and a Board Member in Argonaut Computers. Mr. Bennett worked as professor of accounting, taxation and auditing at several universities including California State University, Chapman University, University of Hawaii and Chaminade University. Mr. Bennett is a graduate of Michigan State University and Michigan University. He is also a Doctor of Business Administration (DBA) candidate in Corporate Governance at City University of Hong Kong.

Yingwen Zhang: Mr. Zhang has served as a member of our board of directors as an independent director since February 1, 2008. Mr. Zhang graduated from Department of Chemical Engineering, Tianjin University in 1967. He worked as the CEO of Sinopec Sichuan Vinylon Works from 1983 to 1988 and worked as the director of Sichuan Foreign Trade and Economic Cooperation Bureau (The Bureau of Commerce of Sichuan Province) from December 1988 to April 2000. Since then, he has acted as the Economic and Commercial Counselor’s Office of the Embassy of the People's Republic of China in Malaysia. Mr. Zhang currently is the member of the 9th Chinese People’s Political Consultative Conference (CPPCC).

Baowen Dong: Mr. Dong has served as a member of our board of directors as an independent director since February 1, 2008. Mr. Dong graduated from Xi’an University of Science and Technology in 1966. He is the professor, researcher, director of the staff room, and the department head in Sichuan University since 1974. He is also an expert member of the Sichuan University Teaching Evaluation Council since August 2001.

Jian Yang: Ms. Yang has been the Secretary of the Company since October 19, 2005. She is a founder and director of Helpson. Ms. Yang was a technician at the Sichuan Institute of Biology in 1990 and vice president of Haikou Biomedicine Engineering Co., Ltd. in 1991. Ms. Yang obtained her MBA degree at the University of Wales, England.

Board Composition

Since February 1, 2008, the board of directors has been composed of Zhilin Li, Xinhua Wu, Gene Michael Bennett, Yingwen Zhang and Baowen Dong. All board actions require the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

Policy Regarding Board Attendance

Our directors are expected to attend Board meetings as frequently as necessary to properly discharge their responsibilities and to spend the time needed to prepare for each such meeting. Our directors are expected to attend annual meetings of stockholders, but we do not have a formal policy requiring them to do so.

Committee

The three independent directors, Gene Michael Bennett, Yingwen Zhang and Baowen Dong have served on the Audit Committee since February 1, 2008. Mr. Bennett, the Chairman of the Audit Committee, is an audit committee financial expert serving on the Audit Committee. For more specific information concerning the role, independence and responsibilities of our Audit Committee, pleaser refer to Exhibit 99.1 to this Form 10K for our Audit Committee Charter adopted by our board of directors on February 10, 2008.

We currently have no Nomination Committee, Compensation Committee, or any other committees; therefore, the board will act in the capacity of the absent committees.

Audit Committee Report

 The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of ours under the 1933 Act or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

In accordance with its written charter, the Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for our consolidated financial statements and the overall reporting process, including our system of financial controls. In fulfilling its oversight responsibilities during fiscal 2008, the Audit Committee:

•

discussed the quarterly and year-to-date financial information contained in each quarterly earnings announcement with senior members of our financial management and Hansen, Barnett & Maxwell, P.C., independent auditors, prior to public release;

•

reviewed our audited consolidated financial statements as of and for the year ended December 31, 2008, as well as the quarterly unaudited consolidated financial statements and earnings release with senior members of our financial management and Hansen, Barnett & Maxwell, P.C. ;

•	reviewed with our financial management and Hansen, Barnett & Maxwell, P.C. their judgments as to the quality, not just the acceptability, of our accounting principles;
•	discussed with Hansen, Barnett & Maxwell, P.C. the overall scope and plan for their audit;
•	reviewed our financial controls and financial reporting process;
•

reviewed significant financial reporting issues and practices, including judgmental items, change in accounting principles and disclosure practice; pre-approved all services performed by Hansen, Barnett & Maxwell, P.C.; met with Hansen, Barnett & Maxwell, P.C., without management present, to discuss the results of their examinations, their evaluation of the effectiveness of internal control over financial reporting; and met with our financial management, without Hansen, Barnett & Maxwell, P.C. present, to discuss the quality of services provided by Hansen, Barnett & Maxwell, P.C..

In addition, the Audit Committee has discussed with Hansen, Barnett & Maxwell, P.C. their independence from management and our company, including the matters in the written disclosures required by Hansen, Barnett & Maxwell, P.C. rules regarding communications with audit committees regarding independence and other required communications, and considered whether the provision of all other non-audit services provided to us by Hansen, Barnett & Maxwell, P.C. during fiscal 2008 was compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above and representations by management that the consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, the Audit Committee recommended to our Board of Directors that our consolidated financial statements be included in this annual report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Commission. The Audit Committee selected Hansen, Barnett & Maxwell , P.C. as our independent auditors for the fiscal year ending December 31, 2009.

Limitation of Liability and Indemnification of Officers and Directors

Our Amended and Restated Certificate of Incorporation, with certain exceptions, eliminates any personal liability of directors or officers to us or our stockholders for monetary damages for the breach of such person's fiduciary duty to the extent permitted by law. We have also adopted an Amended and Restated By-laws which provide for indemnification of directors and officers.

There are presently no material pending legal proceeding to which any of our directors, officers, or employee is a party. There is no pending litigation or legal proceeding involving one of our directors, officers, employees or other agents as to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Director Compensation

Our three independent directors are entitled to the following compensation under the engagement letter: Mr. Bennett’s compensation consists of $16,000 per year, payable quarterly within 5 days of the start of the quarter, and 5,000 warrants of common stock with an exercise price of $3.32 per share; Mr. Zhang and Mr. Dong are each entitled to RMB40,000 annually, payable quarterly within 5 days of the start of the quarter.

The three independent directors received the above cash compensation during the fiscal year ended December 31, 2008. No equity compensation has been awarded to Mr. Bennett till the date of this Form 10-K. We currently reimburse directors for travel expenses associated with their work for the company but our internal directors currently do not receive any other compensation in the capacity of directors.

Family Relationships

There are no family relationships among our directors or executive officers.

Section 16(a) Beneficial Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a class of our capital stock, to file reports of ownership and changes in their ownership with the Securities and Exchange Commission. These persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by us, we believe that during the year ended December 31, 2008; all persons subject to Section 16(a) filing requirements have filed on a timely basis reports required to be filed by Section 16(a) of the Exchange Act.

Code of Ethics

On July 8, 2008, we adopted a code of business conduct and ethics for all directors and employees (including officers) within the meaning of the regulations adopted by the Commission under section 406 of the Sarbanes - Oxley Act of 2002. The code has been designed to deter wrongdoing and promote: honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Commission and in other public communications made by us; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the code to an appropriate person or persons; and accountability for adherence to the code. The application of the code to the persons it applies to may only be waived by our Board of Directors in accordance with Commission regulations and the Sarbanes - Oxley Act of 2002. A copy of the code may be obtained by sending a written request to our corporate secretary.

Item 11. Executive Compensation

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our chief executive officer, chief financial officer and secretary during the last three fiscal years in all capacities to us, our subsidiaries and predecessors (collectively, the "Named Executive Officers"). No other executive officers received compensation in excess of $100,000 during the fiscal years ended December 31, 2008 and 2007.

SUMMARY COMPENSATION TABLE

					Long Term Compensation			(i) All Other Compensation ($)
		Annual Compensation			Awards		Payouts
(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Other Annual Compensation	(f) Restricted Stock Awards ($)	(g) Securities Underlying Options/ SARs (#)	(h) LTIP Payouts ($)
(1) Zhilin Li Director, CEO and President	2008 2007	117,084 104,976	-- --	-- --	-- --	-- --	-- --	-- --
(2) Xinhua Wu, Director, CFO	2008 2007	73,177 65,610	-- --	-- --	-- --	-- --	-- --	-- --
(3) Jian Yang, Secretary,	2008 2007	73,177 65,610	-- --	-- --	-- --	-- --	-- --	-- --

(1) Zhilin Li has been our CEO and president since October 20, 2005. As of January 20, 2006, Zhilin Li was elected as the director of the Company.

(2) Xinhua Wu has been our CFO since October 20, 2005. As of January 20, 2006, Xinhua Wu was elected as the director of the Company.

(3) Jian Yang has been our corporate secretary since October 20, 2005.

Stock Options and Stock Appreciation Rights

We currently have no option, retirement, pension or other equity incentive plan for the benefit of the directors, officers or other employees, but the board of directors may recommend adoption of one or more such programs in the future.

Employment Agreements

Our subsidiary Helpson has employment agreements with the following executive officers:

Ms. Zhilin Li entered into an Employment Agreement with Helpson, which provides that Ms. Li is employed by Helpson to perform executive management. The term of her employment is from July 1, 2005 to June 30, 2010. Her annual salary is RMB800,000. Mr. Xinhua Wu was employed by Helpson to act as its CFO. The term of his employment is from July 1, 2005 to June 30, 2010. His annual salary is RMB500,000. Ms. Jian Yang was employed by Helpson to act as its Deputy General Manager. The term of her employment is from July 1, 2005 to June 30, 2010. Her annual salary is RMB500,000.

Payment of Post-Termination Compensation

The company does not have change-in-control agreements with any of its executive officers, and the Company is not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of December 31, 2008 and (i) all persons who are known to us to be beneficial owners of five percent or more of the common stock, (ii) each of our Directors, and (iii) all current Directors and executive officers as a group.

The number of shares of common stock issued and outstanding on December 31, 2008 was 42,278,938 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding on December 31, 2008, plus shares of common stock subject to options/warrants held by such person on December 31, 2008 and exercisable within 60 days thereafter.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	Amount and Nature of Beneficial Owenship	Percent of Class
Named Executive Officers and Directors
Zhilin Li	10,000,000	23.65%
Jian Yang	2,278,815	5.39%
Beneficial Owners of Five Percent or More
Heung Mei Tsui	10,812,651	25.57%
Peter Siris	2,794,323 (2)	6.61%
Guerrilla Capital Management, LLC	2,782,323 (2)	6.58%

Total Shares Owned by Persons Named Above	25,885,789	61.23%

Total Shares Owned by Executive Officers and Directors	12,278,815	29.04%

(1) The address of Ms. Li is 2nd Floor, No.17, Jinpan Road, Kaikou, Hainan Province, China. The address of Ms. Tsui is Flat F, 3rd Fl., Mayson Garden Bldg, 68 Hing Fat St., Causeway Bay, Hong Kong. The address of Ms. Yang is 1 Haoyuan ST, RM 5B, Blog 7, Asia Luxury Garden, Haikou, Hainan Province, China. The address of Peter Siris and Guerrilla Capital Management, LLC is 237 Park Avenue, 9th Floor New York, New York 10017, United States of America.

(2) Guerrilla Capital Management, LLC (“Guerrilla”), an investment fund located in New York, beneficially owns or controls 2,782,323 shares of our common stock as disclosed in a Schedule 13G filed on February 13, 2009. Peter Siris is the managing director of Guerrilla, and believed to have dispositive and voting power over the securities held by Guerrilla. Besides, Peter Siris has sole voting power with respect to 12,000 shares of our common stock, and beneficially owns or controls 2,794,323 shares of our common stock in aggregate.

Item 13. Certain Relationships and Related Transactions

None.

Item 14. Principal Accountant Fees and Services

Hansen, Barnett & Maxwell (“HBM”) is the Company’s independent registered accountant. The principal accountant fees of the fiscal year 2007 and the fiscal year 2008 are as follows:

	FISCAL 2007	FISCAL 2008

Audit Fees (1)	$74,000+RMB 500,000	$74,000+RMB 500,000

Audit-Related Fees(2)	$ --	$ --

Tax Fees(3)	$ 2,732	$ 2,657

All Other Fees(4)	$ --	$ --

Total	$ 76,732+RMB 500,000	$ 76,657+RMB 500,000

(1) During the fiscal years ended December 31, 2007 and 2008, HBM billed us $74,000 each year in fees for professional services for the audit of our annual financial statements, review of financial statements included in our Form 10-QSB quarterly reports; we paid $500,000 to Baker Tilly China each year for their involvements in the auditing and reviews under the supervision of HBM.

(2) During the fiscal years ended December 31, 2007 and 2008, HBM billed us $0 in fees for assurance and related services relating to the performance of the audit and review of the Company’s financial statement.

(3) During the fiscal years ended December 31, 2007 and 2008, HBM billed us $2,732  and $2,657 respectively for tax planning and preparation.

(4)  During the fiscal years ended December 31, 2007 and 2008, HBM billed us $0 in fees for professional services.

PART IV

Item 15. –Exhibits and Financial Statement Schedules

Exhibit No.	Description
2.1	Securities Exchange Agreement by and among Onny Investment Limited dated October 19, 2005. (incorporated by reference to the registration statement on Form SB-2 filed on October 20, 2005)
3.1	Memorandum and Articles of Association. (incorporated by reference to the registration statement on Form SB-2 filed on December 23, 2005, as amended)
3.2	Articles of Association of Helpson Medical & Biotechnology Co., Ltd. (incorporated by reference to the registration statement on Form SB-2 filed on October 20, 2005)
3.3	Amended and Restated Bylaws (incorporated by reference to our report on Form PRE 14C filled on June 27, 2008)
10.1	Stock Purchase Agreement by and among Halter Financial Group Inc. dated May 11, 2005 filed on May 11, 2005. (incorporated by reference to our current report on Form 8-K filed on May 11, 2005)
10.2	Subscription Agreement by and among Onny Investment Limited stockholders. (incorporated by reference to the registration statement on Form SB-2 filed on October 20, 2005)
10.3	Employment Contract between Helpson and Zhilin Li dated July 1, 2005. (i ncorporated by reference to the quarterly report on Form 10-QSB filed on November 16, 2006)
10.4	Employment Contract between Helpson and Xinhua Wu dated July 1, 2005. (i ncorporated by reference to the quarterly report on Form 10-QSB filed on November 16, 2006)
10.5	Employment Contract between Helpson and Jian Yang dated July 1, 2005 (i ncorporated by reference to the quarterly report on Form 10-QSB filed on November 16, 2006)
10.6*	Engagement Letter of Gene Micheal Bennett
10.7*	Engagement Letter of Yingwen Zhang
10.8*	Engagement Letter of Baowen Dong
10.9	Subscription and Registration Rights Agreement among China Pharma Holdings, Inc. and 17 investors (incorporated by reference to our current report on Form 8-K filed on February 6, 2007)
10.10	Form of Warrant (incorporated by reference to our current report on Form 8-K filed on February 6, 200 7)
10.11	Securities Purchase Agreement, dated May 27, 2008, by and among China Pharma Holding, Inc. and the investors (incorporated by reference to our current report on Form 8-K filed on May 28, 2008)
10.12	Registration Rights Agreement, dated May 27, 20008, by and among China Pharma Holding, Inc. and the investors (incorporated by reference to our current report on Form 8-K filed on May 28, 2008)
10.13	Form of Warrant, dated May 27, 2008 (incorporated by reference to our current report on Form 8-K filed on May 28, 2008)

Exhibit No.	Description
10.14*	Form of Warrant issued to Roth Capital Partners, LLC, dated May 30, 2008
10.15	Forms of Warrant issued to FirsTrust Group Inc., dated June 24, 2008 (incorporated by reference to our current report on Form 8-K filed on June 27 , 2008)
10.16	Forms of Warrant issued to Hayden Communications International, Inc., dated June 24, 2008 ( incorporated by reference to our current report on Form 8-K filed on June 27, 2008)
10.17	Forms of Warrant issued to Hayden Communications International, Inc., dated December 24, 2008 (incorporated by reference to our current report on Form 8-K filed on December 29, 2008)
10.18*	Supply Contract entered into between Hainan Helpson Medical & Biotechnology Co., Ltd. and Hainan Xinxin Biotechnology Co., Ltd.
10.19*	Supply Contract entered into between Hainan Helpson Medical & Biotechnology Co., Ltd. and Anhui Fuyang Xinte Pharmaceutical Company
10.20*	Sales Contract entered into between Helpson Medical & Biotechnology Co., Ltd. and Hainan Xinglin Medicine Company
10.21*	Sales Contract entered into between Hainan Helpson Medical & Biotechnology Co., Ltd. and Anhui Fuyang Xinte Pharmaceutical Company
10.22

Lease Agreement entered into between Helpson Medical & Biotechnology Co., Ltd. and Hainan Zhongfu Going-abroad Personnel Service Center, and Housing Rent Adjustment Notice (incorporated by reference to the quarterly report on Form 10-KSB filed on March 12, 2009, as amended)

14.1	Code of Business Conduct and Ethics (incorporated by reference to the registration statement on Form S-1 filed on July 11, 2008)
16.1	Letter regarding Change in the Certified Accountant dated August 15 , 2005. (incorporated by reference to our current report on Form 8-K filed on August 18, 2005)
21	Subsidiaries of China Pharma Holdings, Inc. filed on October 20, 2005. (incorporated by reference to the registration statement on Form SB-2 filed on December 23, 2005, as amended)
31.1*	Certification of Chief Executive Officer pursuant to Rule 13a-14 and Rule 15d-14(a) of the Exchange Act.
31.2*	Certification of Chief Financial Officer pursuant to Rule 13a-14 and Rule 15d-14(a) of the Exchange Act.
32.1*	Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2*	Certification of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
99.1*	Audit Committee Charter

*Filed herewithin

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Act of 1933, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

China Pharma Holdings, Inc.

Dated: March 17, 2009	By: /s/ Zhilin Li
Zhilin Li
Director, Chief Executive Officer, and President

In accordance with the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of registrant and in the capacities and on the date as indicated.

Dated: March 17, 2009	By: /s/ Zhilin Li
Zhilin Li
Director, Chief Executive Officer, and President

Dated: March 17, 2009	By: /s/ Xinhua Wu
Xinhua Wu
Director, Chief Financial Officer and
Principal Accounting officer

Dated: March 17, 2009	By: /s/ Gene Michael Bennett
Gene Michael Bennett,
Independent Director

Dated: March 17, 2009	By: /s/ Yingwen Zhang
Yingwen Zhang
Independent Director

Dated: March 17, 2009	By: /s/ Baowen Dong
Baowen Dong
Independent Director

CHINA PHARMA HOLDINGS, INC.

HANSEN, BARNETT & MAXWELL, P.C.

     A Professional Corporation

     CERTIFIED PUBLIC ACCOUNTANTS

     5 Triad Center, Suite 750
     Salt Lake City, UT 84180-1128
     Phone: (801) 532-2200
     Fax: (801) 532-7944
     www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Stockholders of

China Pharma Holdings, Inc.

We have audited the consolidated balance sheets of China Pharma Holdings, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of China Pharma Holdings, Inc. and subsidiaries as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

     HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

March 11, 2009

CHINA PHARMA HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2008	2007
ASSETS		(Restated)
Current Assets:
Cash and cash equivalents	$6,927,149	$1,830,335
Trade accounts receivable, less allowance for doubtful
accounts of $4,474,175 and $2,440,852, respectively	36,008,095	18,572,976
Other receivables, less allowance for doubtful
accounts of $54,242 and $43,908, respectively	163,957	413,596
Advances to suppliers	3,031,694	2,757,320
Inventory	13,139,750	14,448,771
Deferred tax assets	461,596	187,509
Total Current Assets	59,732,241	38,210,507
Non-current Assets:
Property and equipment, net of accumulated depreciation of
$1,483,267 and $1,003,802, respectively	6,738,368	2,625,216
Intangible assets, net of accumulated amortization of
$547,567 and $221,715, respectively	6,162,549	2,063,252
Advances for purchases of intangible assets and property
and equipment	2,838,679	807,345
Total Non-current Assets	15,739,596	5,495,813
TOTAL ASSETS	$75,471,837	$43,706,320

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Trade accounts payable	$1,049,268	$297,299
Accrued expenses	56,075	261,301
Accrued taxes payable	1,170,003	311,009
Other payables	42,813	86,161
Advances from customers	693,178	261,583
Other payables - related parties	75,741	--
Short-term notes payable	2,480,231	2,693,428
Total Current Liabilities	5,567,309	3,910,781
Research and development commitments	36,474	34,181
Total Liabilities	5,603,783	3,944,962
Stockholders' Equity:
Common stock, $0.001 par value, 60,000,000 shares
authorized, 42,278,938 and 37,278,938 shares issued and
outstanding, respectively	42,279	37,279
Additional paid-in capital	21,066,338	11,678,606
Retained earnings	43,039,819	25,206,169
Foreign currency translation adjustment	5,719,618	2,839,304
Total Stockholders' Equity	69,868,054	39,761,358
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$75,471,837	$43,706,320

The accompanying notes are an integral part of these consolidated financial statements.

CHINA PHARMA HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

	For the Years ended December 31,
	2008	2007

Revenue	$50,968,660	$33,186,324
Cost of revenue	25,678,239	17,619,180

Gross profit	25,290,421	15,567,144

Operating expenses:
Selling expenses	2,040,596	1,436,609
General and administrative expenses	1,671,715	1,139,160
Bad debt expense	1,847,806	740,146
Total operating expenses	5,560,117	3,315,915

Income from operations	19,730,304	12,251,229

Non-operating income (expenses):
Interest income	45,168	31,805
Interest expense	(131,027)	(237,398)
Other income (expenses)	(103,177)	611,025
Total non-operating income (expense)	(189,036)	405,432

Income before income taxes	19,541,268	12,656,661
Income tax (expense) benefit	(1,707,618)	162,872
Net income	$17,833,650	$12,819,533
Comprehensive income - foreign currency translation adjustments	2,880,314	2,175,433
Comprehensive income	$20,713,964	$14,994,966

Earnings Per Share:
Basic	$0.44	$0.35
Diluted	$0.44	$0.34
Weighted Average Shares Outstanding:
Basic	40,216,096	37,009,655
Diluted	40,216,096	37,259,909

The accompanying notes are an integral part of these consolidated financial statements.

CHINA PHARMA HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-in	Retained	Comprehensive	Stockholders'
	Shares	Amount	Capital	Earnings	Income	Equity
Balance, December 31, 2006	34,723,056	34,723	7,764,979	12,386,636	663,871	20,850,209
Shares and warrants issued for cash	2,505,882	2,506	3,794,677	--	--	3,797,183
Exercise of warrants for cash	50,000	50	118,950	--	--	119,000
Net income for the year	--	--	--	12,819,533	--	12,819,533
Foreign currency translation adjustment	--	--	--	--	2,175,433	2,175,433
Balance, December 31, 2007	37,278,938	37,279	11,678,606	25,206,169	2,839,304	39,761,358
Sale of common stock for cash	5,000,000	5,000	9,263,938	--	--	9,268,938
Warrants issued for services	--	--	123,794	--	--	123,794
Net income for the year	--	--	--	17,833,650	--	17,833,650
Foreign currency translation adjustment	--	--	--	--	2,880,314	2,880,314
Balance, December 31, 2008	42,278,938	$42,279	$21,066,338	$43,039,819	$5,719,618	$69,868,054

The accompanying notes are an integral part of these consolidated financial statements.

CHINA PHARMA HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years ended December 31,
	2008	2007
		(Restated)
Cash Flows from Operating Activities:
Net income	$17,833,650	$12,819,533
Depreciation and amortization	719,475	422,443
Compensation paid with warrants	123,794	--
Gain on sale of intangibles	--	(580,922)
Changes in assets and liabilities:
Trade accounts receivable	(15,937,676)	(5,413,718)
Other receivables	273,086	(32,234)
Advances to suppliers	(87,978)	(1,881,451)
Inventory	2,243,138	(3,325,681)
Deferred tax assets	(257,447)	(162,872)
Deferred offering costs	--	60,952
Trade accounts payable	720,659	(204,372)
Accrued expenses	(219,301)	73,451
Accrued taxes payable	825,119	126,812
Other payables	(48,072)	20,558
Other payables - related parties	(52,804)	--
Advances from customers	407,617	105,573
Net Cash from Operating Activities	6,543,260	2,028,072

Cash Flows from Investing Activities:
Purchase of property and equipment	(199,645)	(51,841)
Construction in progress	(4,111,045)	--
Purchase of intangible assets	(4,184,080)	(2,937,431)
Advances for purchases of intangibles
property and equipment	(1,946,479)	773,906
Proceeds from the sale of intangibles	--	1,509,741
Net Cash from Investing Activities	(10,441,249)	(705,625)

Cash Flows from Financing Activities:
Proceeds from sale of common stock	9,268,938	3,797,183
Proceeds from exercise of warrants	--	119,000
Proceeds from short term notes payable	2,441,739	2,586,252
Payments of short term notes payable	(2,829,545)	(6,705,456)
Net Cash from Financing Activities	8,881,132	(203,021)

Effect of Exchange Rate Changes on Cash	113,671	54,468
Net Change in Cash	5,096,814	1,173,894
Cash and Cash Equivalents at Beginning of Period	1,830,335	656,441
Cash and Cash Equivalents at End of Period	$6,927,149	$1,830,335

Supplemental Cash Flow Disclosure:
Cash paid for interest	$131,027	$160,250
Cash paid for income taxes	1,294,367	--

The accompanying notes are an integral part of these consolidated financial statements.

CHINA PHARMA HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization - Onny Investment Limited (Onny) was incorporated in the British Virgin Islands on January 12, 2005 and was a development stage enterprise through June 15, 2005. On June 16, 2005, Onny acquired all of the outstanding shares of Hainan Helpson Medical & Biotechnology Co., Ltd, a privately held Chinese joint venture (Helpson) and emerged from the development stage.

On October 19, 2005, Onny was reorganized as a wholly owned subsidiary of China Pharma Holdings, Inc., formerly TS Electronics, (Company). The reorganization was accomplished by an exchange of Onny's common shares for 25,278,385 shares of the Company's common stock resulting in a 851-for-1 exchange ratio. In addition, the prior Onny convertible preferred shareholders exchanged their shares for 6,944,611 shares of the Company's common stock resulting in a 694-for-1 exchange ratio. The reorganization of Onny into the Company was recognized as a stock split of the common stock of Onny and the effective issuance by Onny of 2,500,060 shares of the Company's common stock in exchange and the assumption of $4,473 in liabilities. This transaction was accounted for as a reverse acquisition of the Company and was recognized as a non-monetary exchange.

Nature of Operations - Helpson manufactures and markets several Western and Chinese medicines sold mainly to hospitals and private retailers in The People's Republic of China (PRC), through its marketing department located in the Hainan Province. There are also sixteen other offices, with sales representatives in other provinces and cities throughout the PRC. Helpson's other operating activities include biochemical products, health products, and cosmetics.

Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Consolidation and Basis of Presentation - The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The functional currency of the operating subsidiaries in the PRC is the Chinese Yuan Renminbi (CNY or RMB); however, the accompanying financial statements have been expressed in United States Dollars (USD). The accompanying consolidated balance sheets have been translated into USD at the exchange rates prevailing at each balance sheet date. The accompanying consolidated statements of operations and comprehensive income have been translated using the average exchange rates prevailing during the periods of each statement. See Note 9.
The accompanying consolidated financial statements include the accounts and operations of the Company and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Fair Value of Financial Instruments - Based on the borrowing rates currently available to the Company for bank loans with similar terms and average maturities, the carrying amounts of notes payable that were outstanding during the current period approximated fair value because of either the immediate or short-term maturity of these financial instruments or because the underlying instruments are at interest rates which approximated current market rates.

Cash and cash equivalents - Cash and cash equivalents include interest bearing and non-interest bearing bank deposits, money market accounts, and short-term certificates of deposit with original maturities of three months or less. Cash deposits are held at financial institutions in the PRC and are not insured by the FDIC.

Trade receivables and allowance for doubtful accounts - Trade receivables are carried at original invoiced amounts less an allowance for doubtful accounts. The allowances for doubtful accounts are calculated based on detailed review of certain individual customer accounts and an estimation of the overall economic conditions affecting the Company's customer base.

CHINA PHARMA HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

The Company reviews a customer's credit history before extending credit. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. A provision is made against accounts receivable to the extent they are considered unlikely to be collected. It is common practice in the PRC for receivables to extend beyond one year. Included in trade receivables is approximately $3,383,540 that occurred more than one year from December 31, 2008, but is estimated to still be collectable.

Inventory - Inventories are stated at the lower of cost or net realizable value, on an average cost basis. The method of determining inventory costs is used consistently from year to year. Allowance for inventory obsolescence is provided when the market value of certain inventory items are lower than the cost.

Valuation of Long-lived Assets - The carrying values of the Company's long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that they may not be recoverable. When such an event occurs, the Company projects the undiscounted cash flows to be generated from the use of the asset and its eventual disposition over the remaining life of the asset. If projections were to indicate that the carrying value of the long-lived asset will not be recovered, the carrying value of the long-lived asset is reduced by the estimated excess of the carrying value over the projected discounted cash flows. There were no such impairments at December 31, 2008.

Property and Equipment - Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred and major improvements are capitalized. Gains or losses on sales or retirements are included in the statement of operations in the period of disposition.

Intangible Assets - Acquisition costs on patents, trademarks, licenses, techniques, formulas and other intangibles are capitalized and amortized using the straight-line method over their useful lives. For those intangible assets, such as patents, with legal protection over a period, their useful life is the protected period. Others that do not have legal protection periods are amortized generally over 5 to 10 years. The Company does not capitalize internally generated intangible assets. The Company's intangible assets consist of techniques (formulas and manufacturing processes) for medicines.

Advances to Suppliers and Advances from Customers - The Company, as is the common practice in the PRC, will often pay advanced payments to suppliers for materials and receive from customers advances for finished products. As of December 31, 2008 and 2007, the advances to suppliers were $3,031,694 and $2,757,320, respectively, and the advances from customers were $693,178 and $261,583, respectively.

Advances for Purchases of Intangible Assets - The Company has made advances to third parties for the purchase of established drug formulas. As of December 31, 2008 and 2007, the amounts were $2,838,679 and $807,345, respectively.

Revenue Recognition - The Company recognizes revenue when it is realized and earned. The Company considers revenue realized or realizable and earned when (1) it has persuasive evidence of an arrangement, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured. Delivery does not occur until products have been shipped to the client, risk of loss has transferred to the client and client acceptance has been obtained, client acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in client acceptance provisions have been satisfied. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

Cost of Revenues - Cost of revenues includes wages, materials, handling charges, and other expenses associated with the manufacture and delivery of product.

Research and Development - Research and development expenditures are recorded as expenses in the period in which they occur.

CHINA PHARMA HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Retirement Benefit Plans - The Company contributes to various employee retirement benefit plans organized by provincial governments under which it is required to make monthly contributions at rates prescribed by the provincial governments. The provincial governments undertake to assume the retirement benefit obligations of all existing and future retired employees of the Company. Contributions to these plans are charged to expense as incurred.

Advertising Costs - Advertising costs are expensed when incurred. Total advertising expense for the years ended December 31, 2008 and 2007 were $46,321 and $10,393, respectively.

Basic and Diluted Earnings per Common Share - Basic and diluted earnings per common share are computed by dividing net income by the weighted-average number of common shares outstanding. As of December 31, 2008 and 2007 potentially dilutive securities includes warrants outstanding to purchase a total of 2,969,607 and 1,202,941 shares of Company common stock at exercise prices ranging from $2.38 to $3.60 per share. These potentially issuable shares were not included in the compensation of diluted earnings per share as their effect would be anti-dilutive. The following table is a reconciliation of the numerators and denominators used in the calculation of basic and diluted earnings per share and the weighted-average common shares outstanding, respectively:

	For the Years ended December 31,
	2008	2007

Net income	$17,833,650	$12,819,533
Basic weighted-average common shares
outstanding	40,216,096	37,009,655
Effect of dilutive securities:
Warrants	--	250,254
Diluted weighted-average common shares
outstanding	40,216,096	37,259,909
Basic earnings per share	$0 44	$0 35
Diluted earnings per share	$0 44	$0 34

Credit Risk - The carrying amounts of accounts receivable included in the balance sheet represent the Company's exposure to credit risk in relation to its financial assets. No other financial assets carry a significant exposure to credit risk. The Company performs ongoing credit evaluations of each customer's financial condition. It maintains allowances for doubtful accounts and such allowances in the aggregate have not exceeded management's estimations.

The Company has its cash in bank deposits primarily at state owned banks located in the PRC. Historically, deposits in PRC banks have been secure due to the state policy on protecting depositors’ interests. The PRC promulgated a new Bankruptcy Law in August 2006, which came into effect on June 1, 2007, which contains provisions for the implementation of measures for the bankruptcy of PRC banks. In the event that bankruptcy laws are enacted for banks in the PRC, the Company’s deposits may be at a higher risk of loss.

Interest Rate Risk - The Company is exposed to the risk arising from changing interest rates, which may affect the ability of repayment of existing debts and viability of securing future debt instruments within the PRC.

Recently Enacted Accounting Standards - In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 was effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position (FSP FIN) No. 157-2 which extended the effective date for certain nonfinancial assets and nonfinancial liabilities to fiscal years beginning after November 15, 2008. The adoption of the portions of SFAS No. 157 that were not postponed by (FSP FIN) No. 157-2 did not have an effect on our consolidated financial statements. The Company does not expect the adoption of the postponed portions of SFAS No. 157 to have a material impact on our consolidated financial statements.

CHINA PHARMA HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. SFAS No. 141(R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS No. 160 clarifies that a non-controlling interest in a subsidiary should be reported as equity in the consolidated financial statements, consolidated net income shall be adjusted to include the net income attributed to the non-controlling interest and consolidated comprehensive income shall be adjusted to include the comprehensive income attributed to the non-controlling interest. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141(R) and SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. SFAS No. 141(R) and SFAS No. 160 are not expected to have a material impact on our results of operations or financial position.

In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets (FSB FAS 142-3). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under FAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R) and other generally accepted accounting principles. FSP FAS 142-3 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2008. The Company does not expect the adoption of FSP FAS 142-3 to have a material impact on our consolidated financial statements.

In May 2008, the FASB issued SFAS 162, The Hierarchy of Generally Accepted Accounting Principles.  SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP.  The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process.  The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.  The adoption of FASB 162 is not expected to have a material impact on the Company’s financial statements.

In October 2008, the FASB issued FSP FAS 157-3 Determining Fair Value of a Financial Asset in a Market That Is Not Active (FSP FAS 157-3). FSP FAS 157-3 clarified the application of SFAS No. 157 in an inactive market. It demonstrated how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The adoption of FSP FAS 157-3 is not expected to have a material impact on the Company’s financial statements.

In December 2008, the FASB issued FASB Staff Position FAS 140-4 and FIN 46(R)-8, Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities ("FSP FAS 140-4 and FIN 46(R)-8"). FSP FAS 140-4 and FIN 46(R)-8 amends SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities and FIN 46(R), FASB Interpretation No. 46 (R), Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51, to require public entities to provide additional disclosures about transfers of financial assets and their involvement with variable interest entities. FSP FAS 140-4 and FIN 46(R)-8 is effective for the first interim or annual reporting period ending after December 15, 2008. The adoption of FSP FAS 140-4 and FIN 46(R)-8 is not expected to have a material impact on the Company’s financial statements.

Reclassification – Certain 2007 amounts have been reclassified to conform to the 2008 presentation. The reclassification had no effect on the previously reported net income.

CHINA PHARMA HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

Restatement of Financial Statements   – Subsequent to March 2008, the Company realized that the December 31, 2007 consolidated financial statements needed to be revised to correct an overstatement of advances paid to suppliers in amount of $724,628, an overstatement of other receivables in amount of $82,717, and an understatement of advance for purchase of intangible assets in the amount of $807,345. The Company concluded that advances made for purchase of intangible assets should be treated as a long-term asset. This correction was not considered material in accordance with Staff Accounting Bulletin No. 108 for the year ended December 31, 2007 but is considered significant. As a result, the Company corrected the financial statements for December 31, 2007. The corrected consolidated balance sheet is included in these financial statements. The correction of the December 31, 2007 financial statements had no effect on the previously reported net income. The effect of the restatement was as follows:

	Reported	Restatement	As Restated
Consolidated Balance Sheet as of December 31, 2007
Other receivables	$496,313	$(82,717)	$413,596
Advances to suppliers	3,481,948	(724,628)	2,757,320
Total Current Assets	39,017,852	(807,345)	38,210,507
Advances for purchase of intangible assets	--	807,345	807,345
TOTAL ASSETS	$43,706,320	$--	$43,706,320

Consolidated Statement of Cash Flows
For the year ended December 31, 2007
Other receivables	$(111,660)	$79,426	$(32,234
Advances to suppliers	(1,028,119)	(853,332)	(1,881,451
Net Cash provided by Operating Activities	2,801,978	(773,906)	2,028,072
Advance for purchase of intangible assets	--	773,906	773,906
Net Cash used in Investing Activities	(1,479,531)	773,906	(705,625
Net Change in Cash	$1,173,894	$--	$1,173,894

NOTE 2 - INVENTORY

Inventory consisted of the following:

	December 31,
	2008	2007
Raw materials	$10,836,039	$12,521,536
Work in process	111,867	60,404
Finished goods	2,191,844	1,866,831
Total Inventory	$13,139,750	$14,448,771

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2008 and 2007:

CHINA PHARMA HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	December 31,
	2008	2007
Permit of land use	$410,942	$385,102
Building	1,871,206	1,753,547
Plant, machinery and equipment	1,497,004	1,341,996
Motor vehicle	135,204	37,193
Office equipment	106,918	88,210
Construction in progress	4,200,361	22,970
Total	8,221,635	3,629,018
Less: accumulated depreciation	(1,483,267)	(1,003,802)
Property and Equipment, net	$6,738,368	$2,625,216

Construction in progress included the cost of improvements to existing facilities for product line expansion and the cost of new equipment to be installed at December 31, 2008 and 2007, respectively. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:

Asset	Life - years

Permit of land use	40 - 70
Building	20 - 35
Plant, machinery and equipment	10
Motor vehicle	5 - 10
Office equipment	5

For the years ended December 31, 2008 and 2007, depreciation expense was $434,782 and $327,921, respectively.

NOTE 4 - INTANGIBLE ASSETS

Intangible assets represent the costs on patents, trademarks, licenses, techniques and formulas. Intangible assets have a weighted-average remaining useful life of approximately 9.3 years. Amortization of intangible assets was $284,693 and $94,522 for the years ended December 31, 2008 and 2007, respectively.

CHINA PHARMA HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

The estimated aggregate amortization expense for the next five years follows:

Year	Amount
2009	$611,886
2010	609,283
2011	605,321
2012	605,321
2013	605,321
Thereafter	3,125,417
Total	$6,162,549

NOTE 5 - DEBT

Short Term Notes Payable –On July 13, 2007, the Company entered into a new line of credit with the bank collateralized by certain land use rights, machinery and equipment. The outstanding advance made under the line of credit was $2,324,278 at December 31, 2007. The line of credit was renewed during the first quarter of 2008 with due dates of August and September of 2008 with interest payable monthly at the rate of 7.84%.

On December 24, 2008 the Company entered into a new line of credit with the bank collateralized by certain land use rights, buildings, machinery and equipment. The outstanding advance made under the line of credit was $2,480,231 at December 31, 2008 bears interest at a rate of 6.372% and matures on November 23, 2009.

Short Term Notes Payable to Former Shareholders - In January 2006, the Company converted its dividend payable of $4,402,147 into short-term notes bearing interest at a rate of 2.25% per annum. The final principal balance of $369,150 was paid in January, 2008. The accrued interest of $213,545 was paid during the second quarter of 2008.

NOTE 6 - INCOME TAXES

The Company accounts for its income taxes in accordance with SFAS No. 109, which requires recognition of deferred tax assets and liabilities and their respective tax bases and any tax credit carry forwards available. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Undistributed earnings of the Company’s foreign subsidiary since acquisition amounted to approximately $40.8 million at December 31, 2008. Those earnings, as well as the investment in the subsidiaries of approximately $17 million are considered to be indefinitely reinvested and, accordingly, no U.S. federal and state income taxes have been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the PRC. Determination of the amount of unrecognized deferred U.S. income tax liability is not practical because of the complexities associated with its hypothetical calculation; however, unrecognized foreign tax credits may be available to reduce a portion of the U.S. tax liability.

On March 16, 2007, the National People’s Congress of China passed the new Enterprise Income Tax Law, (EIT Law), and on December 6, 2007, the State Council of China issued the Implementation Regulations for the EIT Law which took effect on January 1, 2008. The EIT Law and Implementation Regulations Rules impose a unified EIT of 25.0% on all domestic-invested enterprises and Foreign Invested Entities, or FIEs, unless they qualify under certain limited exceptions.

CHINA PHARMA HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

The Company is located in a special region, which had a 15% corporate income tax rate before the new EIT Law. The new EIT Law abolished the preferential corporate income tax rate in the special region. However, because the Company was in existence prior to the March 16, 2007 China tax law change, it will gradually transition to the new 25% tax rate over the next five years starting on January 1, 2008. The phase-in income tax rate is 18% for 2008, 20% for 2009, 22% for 2010, 24% for 2011, and 25% for 2012 and after. Also, the Company is permitted to use their remaining tax holiday, so they will continue to have a favorable income tax rate of 50% in effect during fiscal 2008 through 2010 as determined by the PRC government and the regional tax authorities.

As a result of the above changes, the Company’s enterprise income tax rates are as follows:

Enterprise Income
Year	Tax Rate
2008	9%
2009	10%
2010	11%
2011	24%
2012 and after	25%

During 2007, according to federal law in the PRC, enterprises with foreign investment and foreign enterprises doing business in the PRC were generally subject to federal enterprise income tax at a rate of 30%. However, because the Company is located in a special region, it had a 15% corporate income tax rate and had been granted a “tax holiday” during which it paid no income taxes through December 31, 2007.

Income tax expense is comprised of the following:

	Year Ended December 31,
	2008	2007
Current	$1,965,065	$--
Deferred	(257,447)	(162,872)
Total income tax expense (benefit)	$1,707,618	$(162,872)

Following is a reconciliation of income taxes calculated at the federal statutory rates to actual income tax expense:

	December 31,
	2008	2007
Tax at statutory rate of 25% for 2008 and 33% for 2007	$4,977,091	$4,176,698
Non-taxable income	(746)	--
Change in temporary differences	(193,399)	--
Effect of lower foreign tax rates	(3,075,328)	(4,339,570)
Deferred income tax (benefit)	$1,707,618	$(162,872)

CHINA PHARMA HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

The temporary differences which give rise to the deferred income tax asset are as follows:

	December 31,
	2008	2007
Allowance for doubtful trade receivables	$447,417	$183,586
Allowance for doubtful other receivables	5,425	3,923
Expenses not deductible in the current year	8,754	--
Total deferred income tax assets	461,596	187,509
Valuation allowance	--	--
Net deferred income tax asset	$461,596	$187,509

The Company has also incurred various other taxes, comprised primarily of business taxes, value-added taxes, urban construction taxes, education surcharges and others. Any unpaid amounts are reflected on the balance sheets as accrued taxes payable.

NOTE 7 - STOCKHOLDERS' EQUITY

On May 30, 2008 the Company completed an offering of Units priced at $2.00 per Unit consisting of one share of Company common stock and a three-year warrant to purchase one-fourth of one share of Company common stock at an exercise price of $2.80 per share. The Company issued 5,000,000 shares of common stock and three-year warrants to purchase 1,250,000 shares of common stock to 17 accredited investors for gross proceeds of $10,000,000. The net proceeds, after deduction of related offering expenses of $731,062, amounted to $9,268,938. In addition, the placement agent in the transaction was issued three-year warrants to purchase 300,000 shares of common stock at an exercise price of $2.98 per share. The proceeds were allocated to the warrants issued to the investors and the placement agent based upon their fair values of $1,090,342 and $249,366, respectively and the balance of the proceeds of $8,221,449 was allocated to the shares of common stock. The fair value of the warrants, determined using the Black-Scholes Option Pricing Model, was calculated using the following assumptions: risk free interest rate of 2.93%, expected dividend yield of 0%, expected volatility of 62.9% and an expected life of 3 years.

The common shares and the shares underlying the warrants have registration rights, and the Company was required to file a registration statement including said shares with the Securities and Exchange Commission. In the event that the Company did not file a registration statement within 45 days of the closing date of the offering, or the registration statement is not declared effective within the 90 or 120 day time periods from the closing date as defined in the registration rights agreement, or if the Company fails to keep the registration statement effective, the Company will be required to pay a penalty to each investor equal to one percent (1%) of the purchase price for each 30 day period. The Company filed a registration statement with the Securities and Exchange Commission on July 11, 2008 and it was declared effective August 12, 2008. The Company has not accrued any penalty under the registration rights agreement but will evaluate any liability related to the effectiveness of the registration statement at the end of each reporting period.

On June 24, 2008, the Company issued three-year warrants to purchase 75,000 shares of Company common stock at $2.80 per share and three-year warrants to purchase 75,000 shares of the Company's common stock at $3.60 per share to a vendor valued at $90,487. The value was recorded as general and administrative expense in the accompanying financial statements as of the date of issuance.

Also on June 24, 2008, the Company issued three-year warrants to purchase 25,000 shares of Company common stock at $3.00 per share and three-year warrants to purchase 25,000 shares of the Company's common stock at $3.50 per share to a vendor valued at $29,554. The value was recorded as general and administrative expense in the accompanying financial statements as of the date of issuance.

CHINA PHARMA HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

On December 24, 2008, the Company issued three-year warrants to purchase 8,333 shares of Company common stock at $3.00 per share and three-year warrants to purchase 8,333 shares of the Company common stock at $3.50 per share to a vendor valued at $3,752. The value was recorded as general and administrative expense in the accompanying financial statements as of the date of issuance.

The fair values of the warrants issued on June 24 and December 24, 2008 determined using the Black-Scholes Option Pricing Model, were calculated using the following assumptions: risk free interest rate of 1.14% - 3.14%, expected dividend yield of 0%, expected volatility of 61.3% - 65.4% and an expected life of 3 years. The exercise price of the warrants exceeded the market price of the stock on the dates of grant.

On February 1, 2007 the Company completed an offering of units priced at $1.70 per unit consisting of one share of Company common stock and a warrant to purchase one-half of a share of Company common stock at an exercise price of $2.38 per share which expire on January 29, 2010. The Company received gross proceeds in the aggregate amount of $4,259,900. The net proceeds, after deduction of related offering expenses of $462,717 amounted to $3,797,183. The Company issued an aggregate of 2,505,882 shares of common stock and issued three-year warrants to purchase an aggregate of 1,252,941 shares of Company's common stock to 17 accredited investors. The proceeds were allocated to the warrants based upon their fair value or $2,010,219, and the balance of the proceeds was allocated to the shares of common stock. The fair value of the warrants, determined using the Black-Scholes Option Pricing Model, was calculated using the following assumptions: risk free interest rate of 4.80%, expected dividend yield of 0%, expected volatility of 124.39% and an expected life of 3 years.

The common shares and the shares underlying the warrants have registration rights and, accordingly a registration statement was filed with the Securities Exchange Commission on March 30, 2007 within the 60 day period prescribed by the registration rights agreement. The registration statement was declared effective on May 4, 2007.

In December 2007, the Company received proceeds of $119,000 upon the exercise of warrants to purchase 50,000 shares of common stock. The remaining 1,202,941 warrants issued in conjunction with the offering have not been exercised at December 31, 2007 or 2008.

NOTE 8 - TRANSFERS OF TECHNOLOGY

During 2007, the Company entered into agreements to sell certain pharmaceutical formulas in the research and development stage in two separate transactions to third parties for an aggregate sales price of $1,509,741 which is recorded as other income, net of transfer (sales) tax of $75,487, which has been recorded as part of general and administrative expenses and $853,332 of cost in the accompanying statement of operations and comprehensive income for the year ended December 31, 2007.

NOTE 9 - CONTINGENCIES

Economic environment - Significantly all of the Company's operations are conducted in the PRC, and therefore the Company is subject to special considerations and significant risks not typically associated with companies operating in the United States of America. These risks include, among others, the political, economic and legal environments and fluctuations in the foreign currency exchange rate. The Company's results from operations may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things. The unfavorable changes in global macroeconomic factors may also adversely affect the Company’s operations.

In addition, all of the Company's revenue is denominated in the PRC's currency of Renminbi (RMB), which must be converted into other currencies before remittance out of the PRC. Both the conversion of RMB into foreign currencies and the remittance of foreign currencies abroad require approval of the PRC government.

CHINA PHARMA HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 10 - RELATED PARTY TRANSACTIONS

On April 25, 2005 a dividend of $4,154,041 (adjusted for foreign currency translations as of the balance sheet dates) was declared to the former shareholders of Helpson which was not paid at December 31, 2005 and was subsequently converted to demand notes bearing interest at 2.25% according to the terms of the dividend. The Company paid these notes and the related accrued interest as discussed in Note 5. At December 31, 2008, the Company had other payable due to a shareholder in amount of $75,741 for expenses paid by the shareholder on behalf of the Company.

NOTE 11 – CONCENTRATIONS

For the year ended December 31, 2008, two customers accounted for 14% and 10% of sales, respectively. For the year ended December 31, 2007, three customers accounted for 21%, 20% and 12% of sales, respectively. At December 31, 2007, two customers accounted for 20% and 11% of accounts receivable, respectively. For the year ended December 31, 2008 purchases from three suppliers accounted for 27%, 26% and 19% of raw material purchases, respectively. For the year ended December 31, 2007, purchases from three suppliers made up 17%, 17% and 11% of raw material purchases, respectively.

Exhibit 10.6

Gene Micheal Bennett,
Gemdale Garden International Building B,
Suite 20-C, #91 Jian Guo Road, ChaoYang District
Beijing, P.R.C 100022

January 4, 2008

Re: Service about being independent director and Chairman of the Audit Committee of China Pharma Holdings, Inc

Dear Mr. Bennett,

On behalf of the Board of Directions and the Company, I am pleased to welcome you to join the Board of the China Pharma Holdings, Inc as an independent director and Chairman of the Audit Committee. I look forward to working with you. Your starting date will be the date of the board approves your engagement and your engagement for this term will end on the date of the next annual shareholders meeting.

Your compensation will consist of the following:

1)	A retainer of $16,000 per year, payable quarterly within 5 days of the start of the quarter;

2)

5,000 warrants of common stocks with an exercise price $3.32 per share which is determined by the average stock price of 15 days before December 19th 2007. The warrants will be vested on the anniversary date of the board resolution. The warrants issued will be subject to the warrants plan to be adopted by the Company.

If you agree to the terms and conditions stated above, please sign and date this letter below.

I look forward to working with you and sincerely hope that your service will be enjoyable and rewarding.

Sincerely

Chairman of the Board
China Pharma Holdings, Inc

Response:
This letter correctly sets forth the understanding of Gene Michael Bennett.

By: _________________________________

Date:________________________________

Exhibit 10.7

January 11, 2008

Re: Service about being independent director and Chairman of the Audit Committee of China Pharma Holdings, Inc

Dear Mr. Baowen Dong

On behalf of the Board of Directions and the Company, I am pleased to welcome you to join the Board of the China Pharma Holdings, Inc as an independent director and Chairman of the Audit Committee. I look forward to working with you. Your starting date will be the date of the board approves your engagement and your engagement for this term will end on the date of the next annual shareholders meeting.

Your compensation will consist of the following:

1)	A retainer of RMB 40,000 per year, payable quarterly within 5 days of the start of the quarter;

If you agree to the terms and conditions stated above, please sign and date this letter below.

I look forward to working with you and sincerely hope that your service will be enjoyable and rewarding.

Sincerely

Chairman of the Board
China Pharma Holdings, Inc

Response:
This letter correctly sets forth the understanding of Mr. Baowen Dong.

By: ___________________________

Date:__________________________

Exhibit 10.8

January 11, 2008

Re: Service about being independent director and Chairman of the Audit Committee of China Pharma Holdings, Inc

Dear Mr. Yingwen Zhang

On behalf of the Board of Directions and the Company, I am pleased to welcome you to join the Board of the China Pharma Holdings, Inc as an independent director and Chairman of the Audit Committee. I look forward to working with you. Your starting date will be the date of the board approves your engagement and your engagement for this term will end on the date of the next annual shareholders meeting.

Your compensation will consist of the following:

1)	A retainer of RMB 40,000 per year, payable quarterly within 5 days of the start of the quarter;

If you agree to the terms and conditions stated above, please sign and date this letter below.

I look forward to working with you and sincerely hope that your service will be enjoyable and rewarding.

Sincerely

Chairman of the Board
China Pharma Holdings, Inc

Response:
This letter correctly sets forth the understanding of Mr. Yingwen Zhang.

By: ____________________________

Date:___________________________

Exhibit 10.14

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

CHINA PHARMA HOLDINGS, INC.
WARRANT

Warrant No. 18     Original Issue Date: May 30, 2008

China Pharma Holdings, Inc., a Delaware corporation (the "Company"), hereby certifies that, as partial compensation for placement agent services, Roth Capital Partners, LLC or its registered assigns (the "Holder"), is entitled to purchase from the Company up to a total of 300,000 shares of Common Stock (each such share, a "Warrant Share" and all such shares, the "Warrant Shares"), at any time and from time to time from and after the Original Issue Date and through and including May 30, 2011 (the "Expiration Date"), and subject to the following terms and conditions:

1.     Definitions. As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1. Capitalized terms that are used and not defined in this Warrant that are defined in the Purchase Agreement (as defined below) shall have the respective definitions set forth in the Purchase Agreement.

"Business Day" means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Common Stock" means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

"Exercise Price" means $2.98, subject to adjustment in accordance with Section 9.

"Fundamental Transaction" means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Warrant.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

"Purchase Agreement" means the Securities Purchase Agreement, dated May 27, 2008, to which the Company and 17 investors are parties.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

2.     Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "Warrant Register" ), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.     Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.     Exercise and Duration of Warrants.

     This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Original Issue Date through and including the Expiration Date. At 6:30 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem any portion of this Warrant without the prior written consent of the affected Holder.

5.     Delivery of Warrant Shares.

(a)     To effect exercises hereunder, subject to the request of the transfer agent of the Company, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised. Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder (if the Warrant is being exercised in accordance with Section 10(a)), the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, which, unless otherwise required by the Purchase Agreement, shall be free of restrictive legends. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, use its reasonable best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation. A " Date of Exercise" means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b)    If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c)     If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the Date of Exercise and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

(d)   The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

6.     Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.    Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.     Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.    Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)     Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)    Fundamental Transactions. If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "Alternate Consideration"). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder's option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)   Subsequent Equity Sales.

(i)          If during the term of this Warrant, the Company shall at any time issue shares of Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at a price per share less than the Exercise Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then, the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such shares of Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the closing price of the Common Stock on the Closing Date, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalent subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms.

  (ii)      For purposes of this subsection 9(c), the following subsections (c)(ii)(l) to (c)(ii)(6) shall also be applicable:

          (1)     Issuance of Rights or Options. If at any time the Company shall in any manner grant (directly and not by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (z), in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price. Except as otherwise provided in subsection 9(c)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          (2)    Issuance of Convertible Securities. If the Company shall in any manner issue (directly and not by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Exercise Price, provided that (a) except as otherwise provided in subsection 9(c)(ii)(3), no adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (b) no further adjustment of the Exercise Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Exercise Price have been made pursuant to the other provisions of subsection 9(c).

          (3)    Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 9(c)(ii)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 9(c)(ii)(l) or 9(c)(ii)(2), or the rate at which Convertible Securities referred to in subsections 9(c)(ii)(l) or 9(c)(ii)(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the termination of any Option for which any adjustment was made pursuant to this subsection 9(c) or any right to convert or exchange Convertible Securities for which any adjustment was made pursuant to this subsection 9(c) (including without limitation upon the redemption or purchase for consideration of such Convertible Securities by the Company), the Exercise Price then in effect hereunder shall forthwith be changed to the Exercise Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

          (4)   Stock Dividends. Subject to the provisions of this Section 9(c), if the Company shall declare a dividend or make any other distribution upon any stock of the Company (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (5)   Consideration for Stock. If any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company. If Common Stock, Options or Convertible Securities shall be issued or sold by the Company and, in connection therewith, other Options or Convertible Securities (the “Additional Rights”) are issued, then the consideration received or deemed to be received by the Company shall be reduced by the fair market value of the Additional Rights (as determined using the Black-Scholes option pricing model or another method mutually agreed to by the Company and the Holder). The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Holders as to the fair market value of the Additional Rights.

          (6)     Record Date. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iii)          Notwithstanding the foregoing, no adjustment will be made under this paragraph (c) in respect of: (i) the issuance of securities upon the exercise or conversion of any Common Stock or Common Stock Equivalents issued by the Company prior to the date hereof (but will apply to any amendments, modifications and reissuances thereof), or (ii) the grant of options, warrants or other Common Stock Equivalents under any duly authorized Company stock option, restricted stock plan or stock purchase plan whether now existing or hereafter approved by the Company and its stockholders in the future (but not as to any amendments or other modifications to the amount of Common Stock issuable thereunder, the terms set forth therein, or the exercise price set forth therein) and the issuance of Common Stock in respect thereof.

(d)     Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)   Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)   Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

(g)   Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.     Payment of Exercise Price. The Holder may pay the Exercise Price by delivering immediately available funds to the designated account of the Company in one of the following manners:

(a)     Cash Exercise. The Holder may deliver immediately available funds; or

(b)    Cashless Exercise. The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise by rendering this Warrant for cancellation, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

11.     Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant. This restriction may not be waived, and notwithstanding anything to the contrary in any Transaction Document, may not be amended by agreement of the parties. Notwithstanding anything to the contrary contained in this Warrant or in any other Transaction Document, (a) no term of this Section may be waived by any party, nor amended such that the threshold percentage of ownership would be directly or indirectly increased, (b) no amendment or modification to any Transaction Document may be made such that it would have the effect of modifying or waiving any term of this Section in violation of this restriction, (c) this restriction runs with the Warrant and may not be modified or waived by any subsequent holder hereof and (d) any attempted waiver, modification or amendment of this Section will be void ab initio .

12.   No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

13.    Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to China Pharma Holdings, Inc., 2nd Floor, No. 17, Jinpan Road, Haikou, Hainan Province, People’s Republic of China, Attn: Chief Executive Officer (or such other address as the Company shall indicate in writing in accordance with this Section), or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

14.   Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 10 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

15.    Miscellaneous.

(a)     This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns. The foregoing sentence shall be subject to the restrictions on waivers and amendments set forth in Section 11 of this Warrant.

(b)    All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York (except for matters governed by corporate law in the State of Delaware), without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c)   The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)     In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)     Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

CHINA PHARMA HOLDINGS, INC.

By:
Name:
Title:

EXERCISE NOTICE
China Pharma Holdings, Inc.
WARRANT DATED MAY 30, 2008

The undersigned Holder hereby irrevocably elects to purchase _____________ shares of Common Stock pursuant to the above referenced Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)   The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(2)   The Holder intends that payment of the Exercise Price shall be made as (check one):

              ____ “Cash Exercise” under Section 10.

              ____ “Cashless Exercise” under Section 10.

(3)    If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(4)   Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

(5)     By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

Dated: ,	Name of Holder:

(Print) _________________________________

By: ___________________________________
Name:_________________________________
Title:__________________________________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

China Pharma Holdings, Inc.
WARRANT ORIGINALLY ISSUED MAY 30, 2008
WARRANT NO. 18

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the above-captioned Warrant to purchase ____________ shares of Common Stock to which such Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:     _______________, ____

_______________________________________
(Signature must conform in all respects to name of
holder as specified on the face of the Warrant)

_______________________________________
Address of Transferee

_______________________________________

_______________________________________

In the presence of:

__________________________

EXHIBIT 10.18

Raw Material Purchase / Sales Contract

Date: 2008-09-15
Place: Haikou
Accordingly to friendly negotiation, both Parties agree to the term and condition stated as following,

1.	Name, specification, quantity and total amount of product

Name of Product	Quality standard and specification	Unit	Unit price (RMB)	Quantity	Amount(RMB)
FDHB		mg	400.00	8410	3,364,000.00

Total amount	Three million three hundred sixty four thousand only				3,364,000.00

2.	Quality standard: according to the national standard, and will take the relevant responsibility for product return and exchange.
3.	Ways and fees of transportation: to be born by the seller
4.	Package standard: factory original package without charge
5.	Check and examination standard: according to the national standard, and the buyer must declare any complain within 15 days of the receipt
6.	Terms of payment: payment on the check and examination of the receipt of the product
7.	Dispute: both parties will negotiate for any dispute under this agreement, and will further go litigation if no solution after negotiation.
8.	Others:
9.	This contract is in duplicate for each party and will enter effect after sign and seal of both parties. Original documents and copy enjoy the same legal effect.

Seller: Hainan Xinxin Biotechnology Co., Ltd.
Address: Haiyan Building, No. 2 Daying village, Haikou
Agent: Yun Zhu
Phone: 66704636
Fax: 66704636
Bank: Commercial Bank Wanghailou Branch
Bank account number: 2201020119200015457
Tax number: 46010074257023X

Buyer: Helpson Medical & Biotechnology Co., Ltd.
Address: C09-2 Bonded Zone, Haikou
Agent: Bing Lin
Phone: 0898-66811911
Fax: 0898-66819024
Bank: Commercial Bank Jinpan Branch
Bank account number: 2201020119000024276
Tax number: 46010062000933X

Exhibit 10.19

Anhui Fuyang Xin Te Pharmaceutical Co. Ltd., Sales Contract

                                                                       Date: 2008-07-23

Seller: Anhui Fuyang Xinte Pharmaceutical Company
Buyer: Helpson Medical & Biotechnology Co., Ltd.

Name of Product	Quality standard and specification	Unit	Unit price (RMB)	Quantity	Amount(RMB)
Clarithromycin raw material		kg	2200.00	500	1,100,000.00
Buflomedil Hydrochloride raw material		kg	2180.00	500	1,090,000.00

Total amount	Two million one hundred one ninety thousand only				2,190,000.00

1.	Quality standard: follow the requirement of the Pharmacopoeia
2.	Drug Package Standard: follow the relevant requirement and cargo delivery requirement
3.	Every piece of package concludes a product quality certification
4.	Ways of transportation: a. consign to the delivery company; b. by seller; c. by buyer
5.	Place of delivery: a. seller; b. buyer
6.	Freight: a. seller; b. buyer
7.	Terms of payment: a. T/T; b. Check
8.	Dispute: both parties will negotiate for any dispute under this agreement in Fuyang
9.	Others:
10.	This contract will enter effect after sign and seal of both parties.
11.	This contract is in duplicate for each party

Seller: Anhui Fuyang Xinte Pharmaceutical Company
Address: No. 6 Hesha Rd. Fuyang City, Anhui Province
Tax number: 341201151836999
Bank: Bank of China Lian Chi Branch
Bank account number: 03211308091001
Phone: 0558-2210018
Fax: 0558-2210098
Postal code: 236018
Legal person: Lihu Yang

Buyer: Helpson Medical & Biotechnology Co., Ltd.
Address: C09-2 Bonded Zone, Haikou
Tax number: 46010062000933X
Bank: Commercial Bank Jinpan Branch
Bank account number: 2201020119000024276
Phone: 0898-66811911
Fax: 0898-66819024
Legal person: Zhilin Li

Exhibit 10.20

Helpson Medical & Biotechnology Co., Ltd.

Date: Dec. 9, 2008 contract No. HPS200812-010 Signed at:

Arrival port: custom No.business No.

According to the related stipulation of "People's Republic of China Law of contract", after consulting unanimously, both sides signs this contract.:

NO.							Name of Commodity ,Specifications						Unit			Quantity	Unit Price(RMB )				Total Amount (RMB)					Time of Shipment
Buflomedil Hydrochloride Tablets 0.15g*24													Box			120,00	16.20				1,944,000.00

Total Value( in letter ) ONE MILLION NINE HUNDRED FOURTY FOUR THOUSAND ONLY
Buyer	Hainan Xinglin Medicine Company															Seller	Helpson Medical & Biotechnology Co., Ltd.
Address																Address	No.17,Jinpan RD , haikou , hainan , China
tax	4	6	0	1	0	0	7	3	0	0	8	4	3	1	4	tax	4	6	0	1	0	0	6	2	0	0	0	9	3	3	X
Bank &account No	Construction Bank Hainan Branch 46001003936050001633															Bank &account No	Commercial Bank Jinpan Branch 2201020119000024276
representative																representative
Telephone	0898-66813270															Telephone	0898-66811911 66811828
Fax							Zip Code									Fax	0898-66819024						Zip code				570216

General TERMS:

1	Quality :The supplier provides the product guaranteed conforms to the national related drugs quality specification

2	Packing: Packing conforms to the national related laws and regulations requirement, conforms to the shipment requirement

3	Delivery Term: a\ by buyer b\ collection c\ by the third party

4	Destination: 1. Warehouse of supplier 2. the arrival station of railway/ship/road/air at suppliers’ location; 3. the station of railway/ship/road / air at the buyers’ location.

5	Transportation: 1.railway 2.road 3. ship 4. air

6	Transport expense: 1.paid by supplier 2. paid by buyer

7	Payment: 1. wire via bank 2. bill 3. check 4. cash 5. collection

8	Time of Payment: three months When the payment excesses the deadline, seller has the right to stop shipment.

9	Buyer should check at once at the arrival of the goods at the port of destination, , if having any claims, buyers should ask for certificate from shipper, fax the certificate to sellers within 7days.

10	The seller undertake the complete responsibility of quality of the drugs sold and assure the prompt goods supply, the non-quality reason does not permit to return goods

11	Violation responsibility: According to rules of "People's Republic of China Law of contract" and "Industry and mining Product Purchase and sale contract Rule"

12	The above third , fourth , fifth , sixth , seventh items which marked x are the execution way for both sides agrees

13	Disputes settlement : All the disputes will be settled under the plaintiff .locus people’s court.

14	Other items

(1)	Partial delivery and partial settlement was permitted for the cargo under this contract.

(2)	Only if in contract special regulation, buyer should make the payment to seller according to contract as soon as he receives the cargo, Nobody can draws the money or the cargo without a formal notice of seller.

(3)	Contract will be effective after signed by bilateral representatives.

(4)	If there is a lawsuit because of payment , the non-prevailing party will pay the legal fee , attorney fee and travel expense.

Exhibit 10.21

Helpson Medical & Biotechnology Co., Ltd.

Date: Nov. 3, 2008 contract No. HPS200811-002 Signed at:

Arrival port: custom No.business No.

According to the related stipulation of "People's Republic of China Law of contract", after consulting unanimously, both sides sign this contract:

NO.	Name of Commodity ,Specifications	Unit	Quantity	Unit Price(RMB )	Total Amount (RMB)	Time of Shipment
Pusen OK 10Tablets	Box	60,000	9.60	576,000.00
Hepatocyte Growth-promoting Factor for Injection 20mg*10	Box	7200	32.00	230,400.00
Alginic Sodium Diester Injection 20ml:100mg*6	Box	8000	27.00	216,000.00
Bumetanide for Injection 1mg*10	Box	4320	54.00	233,280.00
Thymopolypetide Injection 2ml*10	Box	11217	19.40	217,609.80

Total Value( in letter ) ONE MILLION FOUR HUNDRED SEVENTY THREE THOUSAND TWO HUNDRED EIGHTY NINE ONLY
Buyer	Anhui Fuyang Xinte Pharmaceutical Company	Seller	Helpson Medical & Biotechnology Co., Ltd.
Address	Address	No.17,Jinpan RD , haikou , hainan , China
tax	tax	4	6	0	1	0	0	6	2	0	0	0	9	3	3	X
Bank &account No	Bank &account No	Commercial Bank Jinpan Branch 2201020119000024276
representative	representative
Telephone	Telephone	0898-66811911 66811828
Fax	Zip Code	Fax	0898-66819024	Zip code	570216

General TERMS:

1	Quality :The supplier provides the product guaranteed conforms to the national related drugs quality specification

2	Packing: Packing conforms to the national related laws and regulations requirement, conforms to the shipment requirement

3	Delivery Term: a\ by buyer b\ collection c\ by the third party

4	Destination: 1. Warehouse of supplier 2. the arrival station of railway/ship/road/air at suppliers’ location; 3. the station of railway/ship/road / air at the buyers’ location.

5	Transportation: 1.railway 2.road 3. ship 4. air

6	Transport expense: 1.paid by supplier 2. paid by buyer

7	Payment: 1. wire via bank 2. bill 3. check 4. cash 5. collection

8	Time of Payment: six months When the payment excesses the deadline, seller has the right to stop shipment.

9	Buyer should check at once at the arrival of the goods at the port of destination, , if having any claims, buyers should ask for certificate from shipper, fax the certificate to sellers within 7days.

10	The seller undertake the complete responsibility of quality of the drugs sold and assure the prompt goods supply, the non-quality reason does not permit to return goods

11	Violation responsibility: According to rules of "People's Republic of China Law of contract" and "Industry and mining Product Purchase and sale contract Rule"

12	The above third , fourth , fifth , sixth , seventh items which marked x are the execution way for both sides agrees

13	Disputes settlement : All the disputes will be settled under the plaintiff .locus people’s court.

14	Other items

(1)	Partial delivery and partial settlement was permitted for the cargo under this contract.

(2)	Only if in contract special regulation, buyer should make the payment to seller according to contract as soon as he receives the cargo, Nobody can draws the money or the cargo without a formal notice of seller.

(3)	Contract will be effective after signed by bilateral representatives.

(4)	If there is a lawsuit because of payment , the non-prevailing party will pay the legal fee , attorney fee and travel expense.

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 302
OF THE SARBANES-OXLEY ACT OF 2002

I, Zhilin Li, the Chief Executive Officer of China Pharma Holdings, Inc., certify that:

1)     I have reviewed this annual report on Form 10-K of China Pharma Holdings, Inc;

2)     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3)     Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4)     The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

a)     Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)     Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)     Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)     Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5)     The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: March 17, 2009

By: /s/ Zhilin Li
Zhilin Li
Chief Executive Officer

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 302
OF THE SARBANES-OXLEY ACT OF 2002

I, Xinhua Wu, the Chief Financial Officer of China Pharma Holdings, Inc., certify that:

1) I have reviewed this annual report on Form 10-K of China Pharma Holdings, Inc.;

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3) Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4) The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5) The small business issuer's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: March 17, 2009

By: /s/ Xinhua Wu
Xinhua Wu
Chief Financial Office

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the yearly report of China Pharma Holdings, Inc. (the "Company") on Form 10-K for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Zhilin Li, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Sec.1350 as adopted pursuant section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a)or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to China Pharma Holdings, Inc. and will be retained by China Pharma Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 17, 2009

By: /s/ Zhilin Li
Zhilin Li
Chief Executive Officer

Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the yearly report of China Pharma Holdings, Inc. (the "Company") on 10-K for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Xinhua Wu, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec.1350 as adopted pursuant section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a)or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to China Pharma Holdings, Inc. and will be retained by China Pharma Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 17, 2009

By: /s/ Xinhua Wu
Xinhua Wu
Chief Financial Officer

Exhibit 99.1

China Pharma Holdings, Inc.
Audit Committee Charter

Article I.     Purposes

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of China Pharma Holdings, Inc. (the “Company”) has been appointed by the Board for the purpose of overseeing:

1.	the Company’s accounting and financial reporting processes;

2.	the Company’s internal control over financial reporting;

3.	the audits of the Company’s financial statements;

4.	the Company’s compliance with legal and regulatory requirements relating to financial reporting;

5.	the selection, engagement, qualifications and independence of the Company’s independent auditors; and

6.	the performance of the Company’s internal audit function and its independent auditors.

The Committee is also charged with making regular reports to the Board and preparing any reports that may from time to time be required by the rules of the Nasdaq Stock Market, Inc. (“NASDAQ”) or the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement or annual report on Form 10-K.

Article II.      Membership

The Committee shall consist of no fewer than three members of the Board. Prior to their election and annually thereafter, the members of the Committee shall each have been affirmatively determined by the Board (i) not to be an officer or employee of the Company, (ii) to have no relationship that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director and (iii) to be “independent” under (x) the rules of NASDAQ and (y) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder (collectively, the “Exchange Act”), except as permitted by such independence rules of NASDAQ and under the Exchange Act.
In addition:

1.

No member shall have participated in the preparation of the financial statements of the Company or any then-current subsidiary of the Company at any time during the three years preceding the date of the annual determination of independence;

2.

Each member of the Committee shall be “financially literate” as determined by the judgment of the Board, which shall include being able to read and understand financial statements, including the Company’s balance sheet, income statement and cash flow statement; and

3.

At least one member of the Committee shall, in the judgment of the Board, (a) have past employment experience in finance or accounting, requisite professional certification in accounting, or some comparable experience or background that results in the member’s financial sophistication, in accordance with the NASDAQ rules and (b) be an “audit committee financial expert” within the meaning of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act.

Each member of the Committee shall first be nominated by the Board Committee and then appointed by all the Board members,and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation, retirement or removal from the Committee or the Board. The members of the Committee may be removed from the Committee at any time, with or without cause, by majority vote of the Board.

The Board shall elect a Chairperson of the Committee. The Chairperson of the Committee shall chair all regular and special sessions of the Committee, be responsible for scheduling regular and special meetings of the Committee and set the agendas for Committee meetings. This Chairperson shall serve until the expiration of his or her term or until his or her earlier resignation, retirement or removal from the Committee or the Board. If the Chairperson is absent from a particular meeting, another member of the Committee shall serve as chairperson for purposes of that meeting.

The Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

Article III.      Meetings

The Committee shall meet at least four times per year. Additional meetings may occur as the Committee or its Chairperson deem advisable. As part of the Committee’s oversight function, the Committee shall meet with the Company’s independent auditors and management at least quarterly to review the Company’s financial statements. The Committee (1) may meet separately in executive session with (a) the Company’s Director of Internal Audit, (b) the Company’s independent auditors, (c) members of management, (d) non-management members of the Board who are not members of the Committee or (e) any other persons the Committee deems appropriate to discuss any matters that any member of the Committee or any other such individual or group believes should be discussed privately and (2) shall meet separately in executive session at least annually with each of (x) the Company’s Director of Internal Audit, (y) the Company’s Chief Financial Officer and (z) the Company’s independent auditors. In addition, the Committee may exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

A majority of Committee members shall constitute a quorum for the conduct of business at a meeting of the Committee. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or videoconference and may take action by unanimous written consent to the fullest extent permitted by the Delaware General Corporation Law.

The Committee will cause to be kept adequate minutes of all its proceedings and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent.

2

Article IV.       Authority

The Committee shall have the resources and authority necessary to discharge its duties and responsibilities as it deems appropriate. In connection therewith, the Committee shall have:

1.	Such unrestricted access to Company personnel, records and documents as is necessary to carry out its responsibilities;

2.

The sole authority to retain, compensate, evaluate and terminate the Company’s independent auditors and to retain independent legal counsel or other outside advisors, including other auditors or accountants, as the Committee determines necessary to carry out its duties; and

3.

The Company shall provide the appropriate funding, as determined by the Committee, (i) for payment of compensation (A) to the independent auditors for purposes of preparing or issuing an audit report and performing their audit review and attest services for the Company, and (B) to any advisors employed by the Committee, and (ii) for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties

Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

Article V.       Responsibilities and Duties

The Committee shall have the following responsibilities and duties:

A.  Independent Auditors

1.

The Committee shall have sole authority to appoint and terminate the Company’s independent auditors. The Committee shall also be responsible for setting the compensation and retention terms for, and overseeing and evaluating the performance of, the Company’s independent auditors with respect to audit, review or attestation services. The Company’s independent auditors shall report directly to the Committee.

2.

The Committee shall have sole authority and responsibility to approve in advance (a) the retention of independent auditors for the performance of all audit and lawfully permitted non-audit services and (b) the fees to be paid for such services. Pre-approval of non-audit services (other than review and attestation services) will not be required if such services fall within exceptions established by the SEC.

3.

The Committee shall ensure that it receives from the independent auditors all written disclosures, statements and letters required by Independence Standards Board Standard 1 delineating all relationships between the independent auditors and the Company. The Committee shall discuss with the Company’s independent auditors their independence, including any disclosed relationships or services that may impact the auditors’ objectivity and and independence. If deemed appropriate by the Committee, the Committee shall either take, or recommend that the Board take, appropriate action to oversee the independence of the Company’s outside auditor and in response to the independent auditors’ report, to satisfy itself of the auditors’ independence. The Committee shall also confirm with the Company’s independent auditors that the independent auditors rotate (a) the lead (or coordinating) audit partner of the audit team as well as the concurring or reviewing partner at least once every five years and (b) any other audit team members within any applicable period required under Regulation S-X under the Securities Act and the Exchange Act. Additionally, in order to ensure continuing auditor independence, the Committee shall periodically consider whether to rotate

4.

On at least an annual basis, the Committee shall evaluate the qualifications, independence and performance of the Company’s independent auditors. This evaluation and review shall include a review of the lead audit partner.

5.	The Committee shall recommend to the Board a policy regarding the hiring of employees or former employees of the Company’s independent auditors.

6.	On at least an annual basis, the Committee shall obtain assurance from the Company’s independent auditors that no acts required to be reported under Section 10A(b) of the Exchange Act have arisen.

B.   Audit and Accounting Process

1.

The Committee shall review and discuss with the Company’s independent auditors reports that the independent auditors are required to provide to the Committee relating to significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including, among other things, (a) all critical accounting policies and practices used, (b) all alternative treatments of financial information within U.S. generally accepted accounting principles (“GAAP”) that have been discussed with management, the ramifications of such treatments and the treatment preferred by the Company’s independent auditors and (c) any material written communications between the Company ’s independent auditors and management.

2.

The Committee shall inquire as to whether there was any significant difference of opinion or disagreement between management and the Company’s independent auditor in connection with the preparation of the Company’s audited financial statements and review with the independent auditors any audit problems or difficulties (including any restrictions on the scope of activities or access to required information) and management’s responses to such problems or difficulties.

3.

To the extent required by applicable law or the NASDAQ rules, the Committee shall discuss with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees” (“SAS 61”). SAS 61 requires that independent auditors provide audit committees with such additional information regarding the scope and results of outside audits as may be necessary to assist such committees in overseeing the financial reporting and disclosure process for which management is responsible. To ensure that all matters required to be discussed by SAS 61 have already been discussed pursuant to the other provisions of this Charter, the Committee may ask the Company’s independent auditors to advise them as to whether the requirements of SAS 61 have been satisfied.

C.   Financial Reporting Process

1.

The Committee shall review with members of management and discuss with the Company’s independent auditors the annual audited financial statements to be included in the Company’s annual reports on Form 10-K (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) prior to the filing of each Form 10-K.

2.

The Committee shall review with members of management and discuss with the Company’s independent auditors the quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q prior to the filing of each Form 10-Q.

3.

The Committee shall review with members of management and discuss with the Company’s independent auditors any registration statement of the Company that contains new or pro forma financial information prior to the initial filing of such registration statement with the SEC. The Chairperson of the Committee or a quorum of the Committee may represent the entire Committee for the purpose of these reviews.

4.

The Committee shall discuss with management financial information and earnings guidance provided to analysts and rating agencies. Such discussions may be general (i.e., the types of information to be disclosed and the type of presentation to be made) and do not necessarily need to be held in advance of each release or presentation.

5.

The Committee shall discuss with management (i) any significant financial reporting issues and judgments made in the preparation of the Company’s financial statements and (ii) any changes in the Company’s accounting policies and procedures.

D.     Approval of Disclosure and Non-Audit Services

1.

The Committee shall pre-approve any permissible non-audit services to be provided by the Company’s independent auditors on behalf of the Company that do not fall within any exception to the pre-approval requirements established by the SEC. The Committee may delegate to one or more members the authority to pre-approve permissible non-audit services, but any such delegate or delegates must present their pre-approval decisions to the Committee at its next meeting. In the event that any permissible non-audit services are approved by the Committee or a delegate or delegates thereof, the Committee shall take steps to ensure that such approval is appropriately disclosed in the Company’s periodic reports filed with the SEC to the extent such disclosure is required.

2.

The Committee shall ensure that Company’s independent auditors are not engaged to perform for the Company any of the non-audit services set forth on Exhibit A hereto or any other services that applicable law prohibits independent registered public accounting firms from performing for their audit clients.

E.     Whistleblower Procedures

1.

The Committee shall establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding (a) accounting, (b) internal accounting controls and (c) auditing matters.

2.	The Committee shall establish procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

F.      Disclosure Controls and Procedures

1.

The Committee shall discuss periodically with members of management and the Company’s independent auditors the adequacy of the Company’s disclosure controls and procedures, including applicable internal controls and procedures for financial reporting and changes in internal controls designed to address any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees that are reported to the Committee.

2.

The Committee shall review with management, and discuss with the Company’s independent auditors: (a) the annual report of management affirming management’s responsibility for establishing and maintaining internal control over financial reporting and assessing the effectiveness of the Company’s internal control over financial reporting and (b) the independent auditors’ report on, and attestation of, management’s report when those reports are required by SEC or NASDAQ rules.

G.      Compliance Matters

1.

The Committee shall have oversight and responsibility for the Company’s compliance with applicable laws and regulations relating to the Company’s financial reporting. The Committee may obtain advice and assistance, as needed, from internal or external legal counsel, accounting firms or other advisors, with the sole authority to retain, terminate and negotiate the terms and conditions of the engagement.

H.      Evaluation of Performance

1.	The Committee shall annually evaluate its own performance and deliver a report to the Board setting forth the results of the evaluation.

2.	The Committee shall annually review re-assess the adequacy of this Charter and submit any recommended changes to the Board for its approval.

3.	The Committee shall, through its Chairperson, regularly report to the Board on the Committee’s activities and actions.

I.      Other Compliance

1.	The Committee shall meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

2.	The Committee shall establish procedures for the approval of and approve the entry of the Company into any and all “related party transactions” between the Company and any executive officer or director that would potentially require disclosure pursuant to Item 404 of Regulation S-K under the Securities Act.

3.	The Committee shall publish this Charter in accordance with applicable SEC and NASDAQ rules.

4.	The Committee shall perform any other activities consistent with this Charter, the Company’s bylaws and applicable law as the Committee or the Board deems necessary or appropriate.

Article VI.     Explanatory Note

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to ensure that the Company complies with laws and regulations and its policies and procedures. The Company’s financial statements are the responsibility of management. The Company’s independent auditors are responsible for planning and conducting audits to determine whether the Company’s financial statements fairly present, in all material respects, the financial position of the Company.

Chairman of the Audit committee :______________________________

Exhibit A

Under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Company’s independent auditors cannot contemporaneously provide any of the following non-audit services to the Company:

(1)	bookkeeping or other services related to accounting records or financial management;

(2)	financial systems design and implementation;

(3)	appraisal or valuation services or fairness opinions;

(4)	actuarial services;

(5)	internal audit outsourcing services;

(6)	management functions or human resources;

(7)	broker or dealer, investment advisor or investment banking services;

(8)	legal services and expert services unrelated to the audit; or

(9)	any other service determined to be impermissible by the Public Company Accounting Oversight Board established pursuant to Sarbanes-Oxley.